
                                                                    Exhibit 99.4

                           MARINE MAINTENANCE SERVICE
                                    AGREEMENT

                                     BETWEEN

                            TYCOM CONTRACTING LIMITED

                                       AND

                               FLAG ATLANTIC LTD.

                                     FOR THE

                          FLAG ATLANTIC-1 CABLE NETWORK

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                                TABLE OF CONTENTS

                          General Terms and Conditions

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

Article                                                                                                 Page

Article 1 Definitions....................................................................................4

Article 2 Provider's Undertakings........................................................................9

Article 3 Owner's Undertakings...........................................................................9

Article 4 Responsibilities for Permits and Change in Law.................................................9

Article 5 Term..........................................................................................10

Article 6 Fees and Charges..............................................................................11

Article 7 Terms of Payment..............................................................................12

Article 8 DMOQ Performance Levels.......................................................................14

Article 8A Warranty.....................................................................................15

Article 9 Default.......................................................................................15

Article 10 Risk of Loss.................................................................................16

Article 11 Force Majeure................................................................................16

Article 12 Intellectual Property........................................................................18

Article 13 Safeguarding of Information..................................................................18

Article 14 Export Control...............................................................................20

Article 15 Remedies; Limitation of Liability............................................................20

Article 16 Indemnification..............................................................................20

Article 17 No Third Party Beneficiaries.................................................................21

Article 18 Infringement.................................................................................21

Article 19 Insurance....................................................................................23

Article 20 Settlement of Disputes/Arbitration...........................................................26

Article 21 Applicable Law...............................................................................27

Article 22 Time for Filing Claims.......................................................................27

Article 23 Notices......................................................................................27

Article 24 Publicity....................................................................................28

Article 25 No Liens or Encumbrances.....................................................................28

Article 26 Assignment...................................................................................29

Article 27 Relationship of Parties......................................................................30

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Article 28 Successors Bound.............................................................................30

Article 29 Article Captions.............................................................................30

Article 30 Severability.................................................................................30

Article 31 Survival of Obligations......................................................................31

Article 32 Non Waiver...................................................................................31

Article 33 Amendments...................................................................................31

Article 34 Reports......................................................................................31

Article 35 Reserved.....................................................................................32

Article 36 Counterparts.................................................................................32

Article 37 Entire Agreement.............................................................................32

Article 38 Coming Into Force............................................................................32


ANNEX A  - PROVIDER'S UNDERTAKINGS
ANNEX B  - OWNER'S UNDERTAKINGS
ANNEX C  - SYSTEMS
ANNEX D  - BILLING INFORMATION
ANNEX E  - TECHNICAL SPECIFICATION
ANNEX F  - FEES

                                                                   Page 3 of 106
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THIS MARINE MAINTENANCE SERVICE AGREEMENT ("Agreement") is made as of this 1st day of June, 2001 between TyCom Contracting Limited (hereinafter "Provider") a company having its principal office at Crown House, 4 Par-La Ville Road, Hamilton HM 08, Bermuda, and FLAG Atlantic Ltd., a company organized and existing under the laws of Bermuda, and having an office at Cedar House, 41 Cedar Avenue, Hamilton HM12 Bermuda (hereinafter "Owner").

                  WHEREAS, SEAHORSE(TM) Atlantic Program is a program of marine maintenance services, offered by the Provider to undersea fiber optic cable systems;

                  WHEREAS, the Owner desires to enter its System (the "Owner's System") into the SEAHORSE Atlantic Program as a Covered System for marine maintenance services; and

                  WHEREAS, the Provider is willing to provide such services, as described in Annex A, to the Owner in accordance with and subject to the terms hereof;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:


ARTICLE 1 DEFINITIONS
Definitions are as described in the specific Articles. Except as otherwise defined, the following definitions shall apply throughout this Agreement:

         "AAA" means the American Arbitration Association and has the meaning set forth in Sub-Article 20(B).

         "Actual Knowledge" means the actual knowledge of any management level employee with management responsibility for the Agreement.

         "Affiliate" means, with respect to either Party, any company which is under common control with, controls, or is controlled by such Party.

         "Agreement" means this agreement, including the Annexes hereto, which are made a part of the Agreement, all as amended from time to time.

         "Annual Fee" has the meaning set forth in Article 6.

         "Assignment" has the meaning set forth in Sub-Article 26(A).

         "Cable Ship" means each cable ship dedicated to the SEAHORSE Atlantic Program which shall maintain the Covered Systems and Owner's System in accordance with the Provider's Undertakings in Annex A, including any alternative vessel provided pursuant to Article 11B.

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         "Cable System" means the undersea cable segments described in Annex C, forming a common system of the same name and provided under a single Construction Contract in the Atlantic region.

         "Certificate(s) of Insurance" has the meaning set forth in Article 19.

         "Coming Into Force" has the meaning set forth in Article 38.

         "Confidential Information" has the meaning set forth in Article 24(B).

         "Contract Tax" means taxes other than Excluded Taxes.

         "Contract Year" means the one (1) year period commencing with the first day of the Initial Term and each successive one (1) year period.

         "Construction Contract" means the contracts entered into between Owner and Supplier for the design, manufacture, construction and installation of the Owner's System.

         "Covered System(s)" means the Cable Systems that have entered into the SEAHORSE Atlantic Program as more fully described in Annex C or in a subsequent notice from the Provider to the Owner describing new systems entering the Seahorse Atlantic Program.

         "Credit", "Credit Cap", "Credit Offset" and "Credit Offset Cap" have the meanings set forth in Section F of Annex E.

         "Daily Rate" means the rate charged for Related Maintenance services in accordance with Annex F (Fees).

         "Default" means an occurrence as described in Article 9.

         "Deliverable Technical Material" means all technical information, specifications, drawings, designs, sketches, tools, operating data, records, documentation and/or other types of engineering or technical data or information that a person of ordinary skill in the relevant technical field would consider reasonably necessary to maintain or repair each component of the Owner's System.

         "Depots" means the shore side location, space and physical arrangements chosen by the Provider that will be used for storing certain Covered Systems spares.

         "Direct Measure of Quality ("DMOQ")" means the measure of the Provider's performance set forth in Annex E.

         "Down Payment" has the meaning set forth in Sub-Article 6(D).

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         "Excluded Taxes" means any tax imposed on Provider's net worth, property, or capital or imposed on the Provider's net or gross income or receipts or on Provider's revenue or earnings.

         "Fault" means a defect in a Covered System or part thereof, indicated by alarm or performance reports, and requiring repair or correction.

         "Flow-Through Expenses" means those expenses relating to the Owner's System (and approved by the Owner in writing where the amount of an individual item exceeds [*] which will be paid by the Owner, and which are not included in the Annual Fee in accordance with Article 7.

         "FNOC" means the FLAG Network Operating Center servicing the Owner's System.

         "Force Majeure" has the meaning set forth in Sub-Article 11(A).

         "Included Repairs" has the meaning set forth in Annex F.

         "Information" has the meaning set forth in Sub-Article 13(A).

         "Initial Term" means the period commencing on the RFPA date (of the first Segment) of the Owner's System and concluding on the fifth anniversary of such date.

         "Insuring Party" has the meaning set forth in Sub-Article 19(D).

         "Landing License" means, in the United States, a License to land and operate a Submarine Cable System pursuant to the Submarine Cable Landing Act, 47 U.S.C. 34-39 and in any country, territory or other place where a cable landing and or cable station is located, the comparable license which is required under the law of such jurisdiction.

         "Laws" means any laws, ordinances, regulations, rules, orders, proclamations, requirements of governmental authorities or treaties.

         "Marine Operation Permits" means all permits, authorizations, consents and licenses required by a government or other authority associated with the Cable Ship performing an Operation in territorial waters or other area of jurisdiction of such government or other authority.

         "Operation" means either Repair or Related Maintenance.

         "Owner's Permits" means all access rights, permits, Landing Licenses, pipeline and cable crossings agreements, agreements with fishermen, approvals, "no objections", permissions in principle, authorizations, consents, customs clearances, registrations,

-------------------------
* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

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certificates, rights-of-way, certificates of occupancy, licenses, orders, and all such similar authorizations necessary for the operation of the Owner's
System.

         "Owner's System" means those Segments comprising the system as described in Annex C.

         "Party" means the Owner and/or the Provider, as appropriate, and "Parties" means the Owner and the Provider, collectively.

         "Performance Reconciliation Date" has the meaning as set forth in Annex E, Section F.

         "Person" means any individual, corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "Post Repair Burial Work" means burial of any part of the Owner's System left exposed by a Repair where such part of the Owner's System had previously been buried, as more fully described in Annex A, section A3.

         "Power Control" means control over the electrical power on the subject Segment of a Covered System.

         "Quarter" means each three (3) month period commencing on January 1, April 1, July 1, and October 1.

         "Related Maintenance" means maintenance services for a Covered System, such as inspections and surveys, performed upon written request of the Owner, and that do not in the opinion of the Provider jeopardize the ability to achieve the DMOQs of the Owner's System, which opinion will be supported by reasonable evidence if requested by the Owner. Related Maintenance includes maintenance services intended to enhance the security of the Covered Systems. It does not include services required to correct deficiencies in System design, manufacturing or installation or any services or work in connection with the installation or upgrade of a Covered System.

         "Remotely Operated Vehicle ("ROV(s)")" means a submersible, remotely operated vehicle, dedicated to a Cable Ship, used for locating and maintaining submarine fiber optic cables as described in Annex E.

         "Repair" means repair of any Segment, including, where applicable, Post Repair Burial Work.

         "Repair Rate" means the rate set forth at Annex F payable by the Owner to the Provider in the event that the Included Repair figure set out in Annex F is exceeded.

         "Report(s)" means any of the reports described in Section C of Annex E.

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         "Return and Repair Policy" means the policies for repair and return and/or replacement of equipment agreed to by the Owner and the Supplier.

         "Return and Repair Services" means the administrative services with respect to the Return and Repair Policy provided by the Provider at the request of, and in accordance with, the written instructions of the Owner.

         "RFPA Date" means the earlier of the date of the Certificate of Provisional Acceptance or the Certificate of Commercial Acceptance of the Owner's System or any Segment thereof as defined in the applicable Construction Contract. The RFPA Date for the Northern and Interlink segments of the Owner's System shall be deemed to be June 1st, 2001 for the purposes of this Agreement.

         "SEAHORSE Atlantic" has the meaning set forth at Sub-Article (A) of Annex A.

         "Segment" means an undersea cable linking two beach manholes or a beach manhole and a branching unit and which forms part of a Covered System.

         "Service(s)" means the marine maintenance services which will be provided by the Provider on a 24 hour/day, 365 day/year basis in respect of all Segments of the Owner's System under this Agreement.

          "Shallow Water Plant" means the segments of the Owner's System that extend from the beach manhole to the fifteen (15) meter mean low water mark.

         "Simultaneous Fault" means a second or subsequent Fault occurring on any Covered System(s) where both the first and subsequent such Fault are located in the normal operating area of any one Cable Ship while that Cable Ship is engaged in any phase of the repair of the first Fault.

         "Supplier" means the entity or entities entering into a Construction Contract with the Owner.

         "Tax" means any tax including but not limited to Excluded Tax and Contract Tax.

         "Unworkable Weather" means winds at Beaufort Force [*], or Sea State [*], for cable ship Operations and Beaufort Force [*], or Sea State [*] for ROV launch or recovery. As used herein Beaufort Force and Sea State have the meaning given to such terms in Annex E Section I Notwithstanding the foregoing , the continuation of operations in current or predicted weather shall be determined at the discretion of the Master of the Cable Ship with due regard to the safety of the Cables Ship, crew, equipment and the Owner's System.

---------------------------
*Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

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         "Vessel Certification" means those licenses, authorizations, consents, as required by the vessel's country of registration and classification organization and all such similar certification normally associated with the routine operation of a vessel, such as vessel and crew authorizations/visas, which are not Marine Operations Permits.

         "Warranty Administration Support" means the administrative support with respect to Warranty Claims provided to the Owner by the Provider at the request of the Owner and in accordance with the written instructions of the Owner.

         "Warranty Claim" means a claim (for repair, replacement, correction, reimbursement, etc.) by or on behalf of the Owner pursuant to the warranty provisions of the Construction Contract.


ARTICLE 2 PROVIDER'S UNDERTAKINGS
A. SERVICES. The Provider shall provide the Services for the Owner's System in accordance with the terms set forth in this Agreement.

B. SEARCH AND RESCUE. The Provider shall be at liberty to suspend or deviate the Service(s) in order to render essential assistance to ships in distress or to save life. During the suspension of the Service to render such assistance any Flow-Through Expenses for the said Cable Ship shall be borne equally by the Provider and the Owner, except in such cases where said costs arise in relation to assisting the Owner or at the specific request of the Owner, where these costs shall be fully charged to the Owner. In the event that any amount is recovered by either Party in relation to such an incident, such amount shall be shared equally between the Parties.

C. COMPLIANCE WITH LAW. The Provider will perform the Services in accordance with all applicable Laws.


ARTICLE 3 OWNER'S UNDERTAKINGS
The Owner shall perform all of its undertakings in accordance with the terms set forth in this Agreement.


ARTICLE 4 RESPONSIBILITIES FOR PERMITS AND CHANGE IN LAW
A. ACQUIRING AND MAINTAINING OWNER'S PERMITS. The Owner shall be responsible for obtaining, at its expense, all Owner's Permits and fulfilling all conditions and responsibilities of such Owner's Permits.

B. PROVIDER'S ASSISTANCE WITH OWNER'S PERMITS. The Provider shall reasonably cooperate with and assist the Owner at the Owner's request, to obtain all Permits and fulfill all conditions and responsibilities of such Permits, to the extent that the Provider's cooperation and assistance are reasonably necessary for the Owner to expeditiously or cost-efficiently obtain such Permits. The Provider agrees to promptly respond to and

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cooperate with any such request from the Owner. The Owner shall reimburse reasonable outside counsel fees, reasonable independent consultant fees and other reasonable out-of-pocket fees and expenses incurred by the Provider in connection with such cooperation provided, however, that the Provider shall obtain the written consent of the Owner prior to incurring any expense reimbursable by the Owner pursuant to this Sub-Article (B) in excess of $[*].

C. MARINE OPERATION PERMITS. The Provider shall be responsible for obtaining all Marine Operation Permits. The Provider shall promptly apply to any relevant authority for such Marine Operation Permits upon notice from the Owner to perform an Operation in an area that requires such permits.

D. OWNER'S ASSISTANCE WITH MARINE OPERATIONS PERMITS. The Owner shall reasonably cooperate with and assist the Provider, at the Provider's request, to obtain all Provider's Marine Operations Permits and to fulfill all conditions and responsibilities of such Marine Operations Permits, to the extent that the Owner's cooperation and assistance are reasonably necessary for the Provider to expeditiously or cost-efficiently obtain such Marine Operations Permits. The Owner agrees to promptly respond to and cooperate with any such request from the Provider.

E. VESSEL CERTIFICATION. The Provider shall be responsible for obtaining and maintaining all vessel certifications necessary to operate the Cable Ships in this Agreement as required by the Cable Ships' country of registration and classification organization.

F. NOTICE AND CHANGE IN LAW. Before making any variations in Services that may be necessitated by complying with any changes in any Laws that would represent a material change to the overall maintenance of the Owner's System, either Party may give to the other Party written notice, specifying the variations proposed to be made, and the reasons for making them. The Owner shall bear the costs associated with complying with any changes described in the preceding sentence, after the date hereof, in any Laws. As of the date hereof, neither Party has Actual Knowledge of any change in Law which would require a material change to the overall maintenance of the Owner's System.


ARTICLE 5 TERM
A. COMING INTO FORCE. This Agreement shall be effective upon signing and shall Come Into Force in accordance with Article 38 (Coming Into Force) and unless extended under Sub-Article 5(B), shall terminate on the conclusion of the Initial Term unless otherwise terminated under Article 9 (Default).

B. EXTENSIONS. So long as the Owner is not in default under Article 9 (Default), the Owner may request extensions of this Agreement with the same terms and conditions hereunder for such additional periods as agreed between the Parties upon giving notice of

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*Confidential treatment has been requested from the Securities and Exchange
Commission. Omitted portions.
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not less than one (1) year prior to expiration of the then current term, or such shorter period as the Parties agree.

C. TERMINATION FOR CONVENIENCE. So long as the Owner is not in default under Article 9 (Default), the Owner may request that this Agreement be terminated for convenience upon giving notice of not less than one (1) year prior to the intended termination date, of its intention to terminate this agreement. Notwithstanding the foregoing, the Owner may not provide the notice described in the preceding sentence until the end of the third year of the Initial Term.

D. TERMINATION DATE. If this Agreement is terminated as provided in this Agreement, then the term of this Agreement, shall be deemed to end on the effective date of such termination. provided that, at the request of the Owner, the Provider shall complete any Operation that reasonably extends beyond such termination date, in which case the term of this Agreement shall be deemed to end on the date that the vessel has completed discharge of the Owner's plant following such Operation.



ARTICLE 6 FEES AND CHARGES
A. ANNUAL FEE AND REPAIR RATE. The Owner shall pay to the Provider an annual fee (the "Annual Fee") as set forth in Annex F for the Services described in Annex A. The Owner shall pay to the Provider the Repair Rate for all Repairs exceeding the Included Repairs. Payment of the Annual Fee and Repair Rate shall be in accordance with Article 7 (Terms of Payment). Until such time as the Owner's System in its entirety is ready for service, the Annual Fee shall be applied and payable on a pro rata basis, by reference to the cable length of that part of the Owner's System which is in service. With respect to that part of the Owner's System remaining under construction, the cable length for the purposes of such calculation shall be based on the total route survey results of 12,754.5 Km and the route survey lengths for the applicable Segment as follows:
FLAG Atlantic-1 North : 5979.6km FLAG Atlantic-1 Interlink: 328.1km FLAG Atlantic-1 South: 6446.8km

B. DEFINED. The Annual Fee, and Repair Rate will be as set forth in Annex F.

C. FLOW THROUGH EXPENSES. The Owner shall pay all Flow Through Expenses in accordance with the terms of this Agreement.

D. DOWN PAYMENT. The Owner shall pay to the Provider a non-refundable down payment equivalent to [*] percent ([*] %) of the first year's Annual Fee (the "Down Payment") within three (3) business days of the execution of this Agreement.

-------------------------
*Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.
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ARTICLE 7 TERMS OF PAYMENT
A. CURRENCY. All payments shall be made in United States Dollars (US$) in accordance with the wire instructions set forth in Annex D. The Owner shall be responsible for and shall pay all costs and fees for payment, as well as the banking and wiring costs (except the banking and wiring costs of the Provider's receiving bank). All banking documents and correspondence shall be in English.

B.       INVOICE SCHEDULE FOR ANNUAL FEE.
The Annual Fee shall be invoiced on a quarterly basis. Each such invoice shall be issued sixty (60) days prior to the first day of each Quarter and shall be due and payable on the first day of each such Quarter. All payments made hereunder shall be made without deduction or set off of any kind for or on account of any Tax.

In the event that the Initial Term commences during a Quarter, the Annual Fee payable with respect to such partial Quarter (calculated in accordance with Article 6A) shall be pro-rated and shall be payable fifteen (15) days prior to the start of the Initial Term.

C. REPAIR RATE INVOICE SCHEDULE. Invoices for the Repair Rate and invoices for amounts not described in Sub-Article 7(B) above, which may become payable hereunder, may be invoiced as soon as they are determined or may be included in the next quarterly invoice, at the discretion of the Provider. Such fees shall be paid by the Owner to the Provider within thirty (30) days of receipt of the invoice by the Owner.

D. FLOW THROUGH EXPENSES INVOICE SCHEDULE. Invoices for Flow Through Expenses, which may become payable hereunder shall be submitted to the Owner for reimbursement plus a [*] percent ([*] %) handling fee, after the applicable expenses have been invoiced by the third party provider or incurred by the Provider as the case may be. All Flow-Through Expenses in excess of $[*] are subject to the prior written approval of the Owner.

E. SUBMISSION OF INVOICES. All invoices shall be submitted in accordance with Annex D.

F. LATE PAYMENT CHARGES. Amounts not paid when due shall accrue late payment charges beginning on the day after the date on which payment was due and ending on the day on which the amount is paid. Invoices for late payment charges shall not be issued for an amount less than US $1,000. Late payment charges shall be computed at the six month LIBOR rate plus 3%, per annum. Late payment charges shall not be applied to unpaid invoices which are the subject of a dispute in good faith in accordance with Sub-Article 7(I) below, provided that the Owner has made timely payment of the portion of the invoice not in dispute and provided further that the Owner shall in no event be entitled to withhold payment of any quarterly Annual Fee payment.

------------------------
*Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.
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G.       CONTRACT TAX. The Annual Fee excludes any Contract Tax. The Owner shall be ultimately responsible for the payment of all Contract Taxes. In the case of any Contract Tax paid by the Provider, the Provider shall submit payment on the Owner's behalf and the Provider shall be reimbursed by the Owner in accordance with Article 7 (Terms of Payment), such payments shall be treated as Flow
Through Expense.

H. EXCLUDED TAX The Provider shall be responsible for any Excluded Tax that might be incurred by the Provider as a result of income obtained by the Provider arising from and/or in connection with the Agreement.

I. COOPERATION. The Provider agrees to use reasonable efforts to cooperate with and assist Purchaser in its efforts to minimize its Contract Taxes. The Owner shall reimburse the Provider as a Flow Through Expense, for any out of pocket costs and expenses (including the reasonable fees of legal counsel, accountants and other advisors) incurred by the Provider under this Sub-Article.

J.       DISPUTED AMOUNTS
         (1) NOTIFICATION PROCEDURES. In the event that the Owner has an objection to any invoice, the Owner shall notify the Provider of such objection within fifteen (15) days of receipt of the invoice and provide the reasons therefore. If the Provider disagrees it shall so notify the Owner within five
(5) days and the Owner and the Provider shall then make every reasonable effort to settle promptly the dispute concerning the invoice in question. The Owner shall make timely payment for that portion of the invoice not in dispute.

         (2) DISPUTE SETTLEMENT PROCEDURES. If such dispute cannot be satisfactorily resolved by the due date of the invoice, the dispute shall be referred to the respective project managers of the Parties for resolution. If the dispute is still unresolved fifteen (15) days after reference to the project managers, the dispute shall be referred to the appropriate Vice President/Managing Directors. If the dispute is not resolved by the Vice President/Managing Directors within fifteen (15) days after referring the dispute to them, either Party may submit the dispute for final determination in accordance with Article 20. If the Vice Presidents/Managing Directors have not resolved the dispute within fifteen (15) days after the dispute is referred to them, the Provider shall have the right to require the Owner to deposit the disputed amount in an escrow account (the "Escrow Account") in the name of a bank or other financial institution as mutually agreed by the Parties in accordance with the terms of an escrow agreement, substantially in the form of
Exhibit 1 hereto (the "Escrow Agreement"), and the disputed amount shall be deposited in the Escrow Account within five (5) business days of such request. Except as provided below, Provider shall pay the Escrow Agent's annual fee. The disputed amount shall be maintained in such account until the dispute is finally resolved. If all or part of the disputed amount is finally determined to be payable to the Provider, the amount so determined shall be paid to the Provider from the account plus any accrued interest. The funds not determined to be payable to the Provider shall be returned to the Owner plus accrued interest. If the dispute is resolved in favor of the Provider, the Owner shall pay interest on the disputed amount at the rate set forth in Sub-Article (F) above from the date on which the disputed amount was due until the date of payment to Provider and the costs
                                                                  Page 13 of 106
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and expenses of the escrow agent in connection with such dispute. If the dispute is resolved in favor of the Owner, the Provider shall pay interest on the disputed amount at the rate set forth in Sub-Article (F) above from the date on which the disputed amount was deposited by the Owner into the Escrow Account until the date of payment to Owner and the costs and expenses of the escrow agent in connection with such dispute. Such interest shall be paid in addition to the interest earned on the funds in the Escrow Account. Provided such disputed amount is deposited in the Escrow Account in a timely manner, the Owner shall not be deemed to be in breach of or in default for failing to pay the Provider.


ARTICLE 8 DMOQ PERFORMANCE LEVELS
A. The provisions of Section F of Annex E shall apply in relation to the calculation of DMOQ performance levels and credits arising from the results achieved by the Provider in performing the Services under this Agreement.

B. FAILURE TO MEET THE DMOQ. In the event that the Credit Cap as described in Section F2 (2.3.) of Annex E is reached in two (2) consecutive year periods (determined by the first day of the Initial Term), then the Owner may at its option terminate this Agreement upon thirty (30) days written notice and this Agreement shall thereafter terminate on the date specified by the Owner (the "Termination Date") and neither Party shall have any obligations to the other except under the Articles expressly listed in Article 31. The right to receive payment in an amount equal to the Credit Cap and the right to terminate the Agreement shall be the Owner's sole and exclusive remedy for failure to meet the DMOQ.

C. NEW PROVIDER INFORMATION. If the Owner terminates the Agreement pursuant to Sub-Article 8(B) or Article 9, the Provider will reasonably cooperate with the Owner, at the Provider's expense, by providing the new provider or, in the event the Owner chooses to operate the Owner's System, the Owner with all information reasonably necessary to maintain the Owner's System including without limitation all Deliverable Technical Material to the extent delivered to the Provider. The Provider's obligation to cooperate shall not exceed three (3) months from the Termination Date, except in the event that the Provider has failed to cooperate as required by this Sub-Article.

D. POST TERMINATION RESPONSIBILITIES. At the end of the Term of the Agreement, the Provider will reasonably cooperate with the Owner, at the Owner's expense, by providing the new provider with the information reasonably necessary to maintain the Owner's System. The Provider's obligation to cooperate shall not exceed four (4) months from the date of the end of the Term, except in the event the Provider fails to cooperate as required under this Sub-Article. The Parties shall use reasonable endeavors to cause the cooperation period to overlap the last four (4) months of the Term.
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ARTICLE 8A WARRANTY
A. The Provider warrants that the Services furnished hereunder will be performed in a workmanlike manner, in accordance with industry standards, using materials free from defects, except when such materials are provided by the Owner, for a period of two (2) years commencing from the date of completion of the Repair to which the Service pertained. If such Services prove to be not so performed and the Owner notifies the Provider within such two (2) year period, the Provider, will promptly correct the defect at the Provider's expense. Repairs to correct such defects described in the immediately preceding sentence, will not be considered in calculating the number of Included Repairs.

B. The Provider warrants that all materials provided by the Provider shall conform to industry standards and shall be free of defects for a period of two
(2) years commencing from the date such materials are provided by the Provider. If such materials prove to not meet the foregoing standards and the Owner notifies the Provider within such two (2) year period, the Provider will promptly correct the defect at the Provider's expense. Repairs to correct such defects described in the immediately preceding sentence, will not be considered in calculating the number of Included Repairs.

C. THE FOREGOING WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WHICH ARE SPECIFICALLY DISCLAIMED. THE OWNER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS ARTICLE SHALL BE THE PROVIDER'S OBLIGATION TO MAKE REPAIRS OR REPLACEMENTS AS SET FORTH IN THIS ARTICLE.


ARTICLE 9 DEFAULT
A. DEFAULT. There is a default by a Party hereunder if one or more of the following events (each a "Default") shall have occurred and be continuing:

         1. PAYMENT OBLIGATIONS. Such Party fails to meet any of its payment obligations and does not cure such failure within a period of fifteen (15) days (or such longer period as the other Party may authorize in writing) after receipt of written notice demanding cure. Force Majeure events pursuant to
Article 11 (Force Majeure) shall not relieve such Party of its obligation to meet its payment obligations under Article 7 or otherwise.

         2. BREACH. Such Party materially fails to comply with the terms and conditions of this Agreement, and such failure is not corrected within sixty
(60) days (or such longer period as the other Party may agree in writing) after such Party's receipt of written notice to cure; provided that any failure to meet a DMOQ as set forth in Annex E shall not be considered a Default under this Article.

         3. VOLUNTARY INSOLVENCY/REORGANIZATION. Such Party commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Party or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing.

         4. INVOLUNTARY INSOLVENCY/REORGANIZATION. An involuntary case or other proceeding shall be commenced against such Party seeking liquidation reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Party or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days; or an order for relief shall be entered against such Party.

B. LIABILITY FOR DEFAULT EXPENSES. Regardless of any termination of this Agreement as provided in this Article, neither Party shall be relieved from any liability for damages allowed under this Agreement which are incurred by reason of any default or breach of this Agreement.


ARTICLE 10 RISK OF LOSS
A. The Provider assumes the risk of loss in respect of any damage to the Covered System spares stored at the Depots or onboard a cable ship as a result of the Provider's negligence or willful misconduct.

B. The Owner assumes the risk of loss in respect of the Owner's System. The Owner assumes the risk of loss in respect of any damage to the Covered System spares stored at the Depots or onboard a Cable Ship for any cause other than the Provider's negligence or willful misconduct.


ARTICLE 11 FORCE MAJEURE
A. FORCE MAJEURE EVENT. Neither Party shall be responsible for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control ("Force Majeure Event"), including but not limited to: delay in obtaining or failure to obtain any Owner's Permits, delay in obtaining or failure to obtain any Vessel Certification (except where such delay or failure is caused by the Provider's negligence or willful misconduct); delay in obtaining or failure to obtain any Marine Operations Permits (except where such delay or failure is caused by the Provider's negligence or willful misconduct); Simultaneous Faults; search and rescue; acts or failure to act of any governmental authority (including Changes in Law); war or warlike operations, civil disturbance, war invasion or act of foreign enemies, mobilizations or military call up, and acts of similar nature; civil uprising or rebellions, sabotage, and insurrections or riots; fires, floods, epidemics, act of God and natural disaster, quarantine restrictions; strikes and other labor actions; freight embargoes; unworkable weather; acts or omissions of transporters; actions of environmental or fishing groups; or the acts or failure to act of the Owner, of its representatives or agents; acts of third parties.

B. UNAVAILABILITY, MAJOR BREAKDOWN, TOTAL LOSS OR MISSING. In the event of breakdown of a Cable Ship, or should such ship become an actual total loss or be captured or seized resulting in a period of unavailability of the Service or part of the Service, the Provider shall use its reasonable commercial endeavors to supply a substitute Cable Ship, equipment and personnel, within the shortest practical time. The selection of such substitute Cable Ship shall be subject to the agreement of the Owner which shall not be unreasonably withheld, provided such substitute cable ship substantially meets the requirements of the Technical Specification. If, when requested for a Repair, no Cable Ship is available as a result of the Provider being unable to mitigate this unavailability, the Owner may charter an alternative cable ship of at least equivalent capability to that of a Cable Ship. The selection of the alternative cable ship will be subject to the Provider's prior written approval (notwithstanding that such approval shall not be unreasonably withheld or delayed), and in that event, the Provider shall reimburse the Owner all reasonable costs of such charter.

C. ADDITIONAL TIME AND COSTS. Where the affected Party is the Provider, if any such Force Majeure Event causes an increase in the time or cost for performance of any of its duties or obligations, the Provider shall be entitled to the following: (i) an equitable extension of time for performance of such duties and obligations including but not limited to the DMOQ, and (ii) recovery of reasonable additional costs required to mitigate the effects of the Force Majeure Event, provided that, the incurrence of such costs have been approved in writing by the Owner. Where the affected Party is the Owner, if any such Force Majeure Event causes an increase in the time or cost for performance of any of its duties or obligations (other than the payment of sums due hereunder) the Owner shall be entitled to an equitable extension of time for performance of such duties and obligations.

D. RESPONSIBILITY. The affected Party shall inform the other Party, in writing, in reasonable detail, within fifteen (15) days of Actual Knowledge, of any Force Majeure Event. The affected Party shall use all reasonable efforts to mitigate and minimize the effects of such Force Majeure Event and to resume in full its performance under this Agreement, provided that Provider shall not be obligated to incur additional costs in connection with such mitigation efforts except as provided in Sub-Article (B) above. The affected Party shall promptly provide the other Party with an estimate of the anticipated extension of time (and where the affected Party is the Provider an estimate of additional costs required to mitigate the Force Majeure Event) required to perform its duties and obligations hereunder. The affected Party shall be entitled to an extension of time equal to at least one (1) day for each day of delay resulting from the Force Majeure condition.

E. NOTICE. Within fifteen (15) days of receipt of such a notice from the affected Party, the Party whose performance is not affected may provide a written response. The absence of a response shall be deemed as acceptance of the affected Party's notice and estimate of anticipated extension of time and reasonable costs required.


ARTICLE 12 INTELLECTUAL PROPERTY
A. PROVIDER'S USE OF OWNER'S INTELLECTUAL PROPERTY. The Owner shall permit the Provider to use, on a non-exclusive basis, all intellectual property (whether by license, assignment, transfer, or other form of conveyance) held by the Owner to use and operate the Owner's System necessary for the Provider to fulfill its obligations under this Agreement. The Owner shall provide the Provider with access to all Deliverable Technical Material held by the Owner to use and operate the Owner's System that is necessary for the Provider to use to fulfill its obligations under this Agreement. Unless the Provider has obtained the prior written consent of the Owner, the Provider is prohibited from sub-licensing, assigning or transferring or otherwise disposing of Owner's intellectual property and Deliverable Technical material to any third party.

B. OBTAINING RIGHTS AND LICENSES. The Owner shall have the responsibility for obtaining any intellectual property rights or licenses that are reasonably necessary for the performance of the Owner's obligations under this Agreement. The Provider, upon the request of the Owner, shall provide assistance to and cooperate with the Owner and undertake such actions as may be reasonably requested by the Owner to obtain and maintain such rights and licenses.

C. CONFIDENTIALITY. The Provider shall keep all intellectual property of the Owner, Deliverable Technical Material confidential in accordance with Articles 13 and 14. The Provider shall cause ifs employees, subcontractors and agents to comply with all confidentiality obligations of the Provider under this Agreement and, upon the request of the Owner, Promptly cause such employees, subcontractors and agents to enter into confidentiality agreements satisfactory to the Owner.


ARTICLE 13 SAFEGUARDING OF INFORMATION
A. PARTY COOPERATION. In performance of this Agreement, it may be mutually advantageous to the Parties hereto to share certain specifications, designs, plans, drawings, software, market research or operating data, prototypes, intellectual property or other business, financial, and or/technical information related to products, Services, or the Owner's System which are proprietary to the disclosing Party or its Affiliates (and in the case of the Provider, the Provider's parent company) (together with this Agreement and related documents "Confidential Information"). The Parties recognize and agree that Confidential Information includes Confidential Information that was supplied in contemplation hereof prior to execution of this Agreement, and further agree that Confidential Information includes information in both tangible and intangible form

B. CONFIDENTIALITY. Unless such Confidential Information was previously known to the Party receiving such Confidential Information free of any obligation to keep it confidential, or such Confidential Information has been or is subsequently made public through other than unauthorized disclosure by the receiving Party or is independently developed by the receiving Party (as documented by the records of the receiving Party), it shall be kept confidential by the Party receiving such Confidential Information, shall be used only in the performance of this Agreement, and may not be used for any other purposes except upon such terms as may be agreed upon in writing by the Party owning such Confidential Information. The receiving Party may disclose such Confidential Information to other persons, upon the furnishing Party's prior written authorization, but solely to perform acts which this Article expressly authorizes the receiving Party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing Party at its request) to the same conditions respecting disclosure and use of Confidential Information contained in this Article and to any other reasonable conditions requested by the furnishing Party. Nothing herein shall prevent a Party, upon prior written notice to the other Party, from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder and (iv) to a Party's legal counsel or independent auditors.

C. FINANCING EXCEPTION. The Owner may disclose Confidential Information to its lenders and their representatives in connection with obtaining financing for the Owner's System. Any such disclosure of Confidential Information shall be subject to the restrictions in Sub-Article (B) above.

D. CONFIDENTIALITY OBLIGATIONS. The contents of this Agreement and any non-public information, written or oral, with respect to this Agreement, will be kept confidential and shall not be disclosed, in whole or in part, to any person other than Affiliates, officers, directors, employees, agents or representatives of a Party (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating executing and implementing this Agreement. Each Party agrees to adequately inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Article.

E. EXCEPTIONS. Nothing herein shall prevent a Party from disclosing Confidential Information (a) upon the order of any court or administrative agency; (b) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority; (c) to the extent reasonably required in connection with the exercise of any remedy hereunder; (d) to a Party's legal counsel or independent auditors, or (e) to any actual or proposed assignee of all or part of its rights hereunder, provided that prospective lenders to the Owner or any of its Affiliates and such actual or proposed assignee have first agreed in writing to be bound by the provisions of this Article.

ARTICLE 14 EXPORT CONTROL
The Parties acknowledge that any products, software, and technical information (including, but not limited to, services and training) provided by either Party under this Agreement are or may be subject to Laws relating to export, specifically that of the United States and the destination country(ies), and any use or transfer of such products, software and technical information must be permitted or authorized under such Laws. The Parties agree that they will not use, distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with such Laws. If requested by a Party, the other Party agrees to sign all necessary export related documents as may be required to comply with such Laws.


ARTICLE 15 REMEDIES; LIMITATION OF LIABILITY
A. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, AND IRRESPECTIVE OF ANY FAULT, NEGLIGENCE OR GROSS NEGLIGENCE OF ANY KIND, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, RELIANCE OR SPECIAL (INCLUDING PUNITIVE) DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES, LOSS OF BUSINESS OPPORTUNITY OR THE COSTS ASSOCIATED WITH THE USE OF RESTORATION FACILITIES ON ACCOUNT OF ITS FAILURE TO PERFORM PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.

B. A PARTY'S MAXIMUM AGGREGATE LIABILITY WHETHER IN TORT, CONTRACT OR OTHERWISE, SHALL BE DIRECT DAMAGES PROVEN, NOT TO EXCEED A TOTAL OF [*].


ARTICLE 16 INDEMNIFICATION
A. INDEMNIFICATION OF OWNER. Subject to Article 15 hereof, the Provider, at its expense, shall defend, indemnify and hold harmless the Owner, its agents, subcontractors and employees against any and all claims, demands, losses, expenses and judgments for personal injury, death or property damage losses due to any act or omission, arising out of, or in connection with this Agreement to the extent such claims, demands, losses, expenses or judgments were caused by the negligence or willful misconduct of the Provider, its subcontractors, employees or agents. The defense, indemnification and save harmless obligation is specifically conditioned on the following: (i) the Owner providing prompt notification in writing of any such claim, demand, loss, expense, or judgment when it obtains Actual Knowledge thereof; (ii) if requested by the Provider, the Provider having control of the defense, settlement and compromise of any such action, claim or demand; and (iii) the Owner cooperating, at the Provider's expense, in a reasonable way to facilitate the defense of such claim or demand or the negotiations for its settlement.

-------------------------------
*Confidential tratment has been requested from the Securities and Exchange Commission. Omitted portions.

B. INDEMNIFICATION OF PROVIDER. The Owner, at its expense, shall defend, indemnify and hold harmless the Provider, its agents, subcontractors and employees against any and all claims, demands, losses, expenses and judgments for personal injury, death or property damage losses due to any act or omission, arising out of or in connection with this Agreement, to the extent such claims, demands, losses, expenses or judgments were caused by the negligence or willful misconduct of the Owner, its subcontractors, employees or agents (other than the Provider). The defense, indemnification and save harmless obligation is specifically conditioned on the following: (i) the Provider providing prompt notification in writing of any such claim, demand, loss, expense or judgment when it obtains Actual Knowledge thereof; (ii) if requested by the Owner, the Owner having control of the defense, settlement and compromise of any such action, claim or demand; and (iii) the Provider cooperating at the Owner's expense, in a reasonable way to facilitate the defense of such claim or demand or the negotiations for its settlement.

C. OWNER'S REPRESENTATIVES. The Owner, at its expense, shall defend, indemnify and hold harmless the Provider, its agents, subcontractors and employees against any and all claims, demands, and judgments for losses due to any act or omission, arising out of or in connection with the presence of itself, or any of its representatives, on board the Provider's Ships, except in the case of the Provider's negligence or willful misconduct. The defense, indemnification and save harmless obligation is specifically conditioned on the following: (i) the Provider providing prompt notification in writing of any such claim or demand when it obtains Actual Knowledge thereof; (ii) the Owner having control of the defense of any such action, claim or demand and of all negotiations for its settlement or compromise; and (iii) the Provider cooperating at the Owner's expense, in a reasonable way to facilitate the defense of such claim or demand or the negotiations for its settlement.


ARTICLE 17 NO THIRD PARTY BENEFICIARIES
A. SCOPE OF EXCLUSION. Except as otherwise expressly provided in Sub-Article 17(B) below, this Agreement does not provide and is not intended to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other right.

B. INDEMNIFICATION PROVISIONS APPLICABLE TO AFFILIATES. Each and every provision of this Agreement providing for indemnification or limitation of liability of a Party shall inure to the benefit of its Affiliates, and permitted successors and assigns.

C. NO GUARANTEES TO THIRD PARTIES. Nothing in this Agreement shall be construed as a guarantee by a Party of the other Party's obligations to third parties.


ARTICLE 18 INFRINGEMENT
A. PROVIDER RESPONSIBILITIES. The Provider agrees to defend or settle at its own expense all suits for infringement of any patent, copyright, trademark or other form of intellectual property right in any country of the world, for the use and operation of any apparatus or software that is installed or supplied by the Provider pursuant to this Agreement for use with the Owner's System and for any component part thereof or material or equipment used therein (or the manufacture of any material or the normal use thereof) provided by or on behalf of the Provider pursuant to this Agreement and will hold the Owner harmless from all expense of defending any such suit and all payments for final judgment assessed on account of such infringement, except such infringement or claim arising from:

         1. The Provider's adherence to the Owner's directions in the maintenance of the Owner's System or to use apparatus, software, materials, processes, parts or equipment of the Owner's selection in such maintenance of the Owner's System, or

         2. Such apparatus, software, material, parts or equipment furnished to the Provider by the Owner, other than in each case, items of the Provider's design or selection or the same as any of the Provider's commercial merchandise, apparatus, or software, or in processes or machines of the Provider's design or selection used in the manufacture of such standard products or parts; or

         3. Use and operation by the Owner of any apparatus or software that is installed or supplied by the Provider pursuant to this Agreement for use with the Owner's System or the materials, parts or equipment furnished by the Provider pursuant to this Agreement other than for the purposes indicated in, or reasonably to be inferred from, this Agreement or in conjunction with other products; or

         4. Modification of any apparatus or software that is installed or supplied by the Provider pursuant to this Agreement for use with the Owner's System or the materials, parts or equipment furnished by the Provider pursuant to this Agreement, without the prior written approval of the Provider.

B. OWNER RESPONSIBILITIES. The Owner will, at its own expense, defend all suits against the Provider for such excepted infringement and hold the Provider harmless from all expense of defending any such suit and from all payments by final judgment assessed against the Provider in relation to the excepted infringement set forth in Paragraphs 1 to 4 of Sub-Article 18A.

C. NOTICE OF CLAIMS. The Provider and the Owner agree to give each other prompt written notice of claims and suits for infringement, full opportunity and authority to assume the sole defense, including appeals and, upon request and at its own expense, the other agrees to furnish all information and assistance available to it for such defense.

D. INFRINGEMENT DEFINED. If all or any portion of any apparatus or software that is installed or supplied by the Provider pursuant to this Agreement for use with the Owner's System or any material, part or equipment provided by the Provider or on its behalf pursuant to this Agreement is held to constitute an infringement (excluding such excepted infringement specified in Sub-Article 18(A)) and is subject to an injunction restraining its use or any order providing for its delivery up to or destruction, the Provider shall at its own expense either:

         1. Procure for the Owner the right to retain and continue to use the apparatus or software, the affected portion thereof, or any such material, part or equipment without interruption for the Owner;

         2. Replace or modify the apparatus or software, the affected portion thereof, or any material part or equipment so that it becomes non-infringing while continuing to meet all performance standards required under this Agreement; or

         3. If the remedies specified in Sub-Articles 18(D)(1) and 18(D)(2) are not feasible, refund to the Owner the fair market value for the apparatus or software, the affected portion thereof, or any material part or equipment found to be infringing.

E. SETTLEMENT OF INFRINGEMENT CLAIMS. In no event shall the Owner make any admission or settle any claim in relation with any claim for infringement without the Provider's consent.


ARTICLE 19 INSURANCE
A. CERTIFICATE OF INSURANCE. The Provider shall at all times maintain at its expense, and upon request, the Provider shall furnish the Owner with Certificates of Insurance evidencing that the Provider maintains at its expense, the following insurance or has adequate self insurance (other than in compliance with any statutory insurance requirements):

         1. WORKER'S COMPENSATION AND EMPLOYERS LIABILITY INSURANCE. Worker's Compensation and Employers Liability Insurance (with a limit of not less than $[*] for any one incident or series of incidents arising from one event or such higher limit as may be required by the laws of any jurisdiction) covering the officers and employees of the Provider for all compensation or other benefits required of the Provider by the laws of any nation or political sub-division thereof to which the Provider and its operations under this Agreement are subjected in respect of injury or death of any such employee.

         2. COMPREHENSIVE GENERAL PUBLIC LIABILITY INSURANCE. Comprehensive General Public Liability Insurance, covering personal injury and/or property damage, with combined single limits of not less than $[*] for claims of injury or death of any persons or loss of or damage to property resulting from any one accident.

         3. COMPREHENSIVE AUTOMOBILE LIABILITY INSURANCE. Comprehensive Automobile Liability insurance covering all vehicles and automotive equipment owned, hired, or in the custody and control of the Provider and complying with all applicable

------------------------
*Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

legislation with limits not less than $[*] combined single limit for the death or injury of any person per accident and not less than $[*] for the loss or damage to property resulting from any one accident.

         4. MINIMUM LIMITS ON EXCESS COVERAGE. Excess Liability Coverage over that required in Sub-Articles 19(A)(1), (2) and (3) with minimum limits of $[*] for any one accident or occurrence.

         5. CONVENTIONAL MARINE HULL AND MACHINERY INSURANCE. Conventional Marine Hull and Machinery Insurance including War Risks for any vessel(s) owned by the Provider, in an amount equal to the full value thereof. In the event of damage to or loss of such vessel(s), the Provider agrees to look to its insurance carrier for payment of such loss or damage and hereby releases the Owner and waives any claims against the Owner for the loss of such vessel(s) unless due to the negligence of the Owner, its agent or representatives (other than the Provider) in which case the Owner agrees to look to its own insurance carrier for payment of such loss or damage up to the limit of its own insurance coverage for the said claim.

         6. CHARTERER'S LIABILITY INSURANCE. Charterer's Liability Insurance for any vessel chartered by the Provider utilized in connection with this Agreement, with either a Mutual Protection & Indemnity Association or otherwise in an amount of $[*] per occurrence.

         7. NOTICE OF CANCELLATION. All of the insurance coverages shall be in the name of the Provider, shall include the Owner and lenders to the Owner for Owner's System, their officers, agents and employees, as additional insureds without right of subrogation against the Owner and its lenders, their officers, agents and employees, and shall provide that, prior to any cancellation or material change thereto initiated by the insurers, a thirty (30) day written notice shall be forwarded to the Owner.

         8. MUTUAL PROTECTION AND INDEMNITY ASSOCIATION. All vessels are to be entered in a Mutual Protection and Indemnity Association with a full and unlimited entry or to have Marine Protection and Indemnity Insurance with a limit of not less than $[*] including coverage for illness, injury or death of crew members (unless covered under Workmen's Compensation Insurance), Pollution Liability, Contractual Liability Coverage, Collision and Tower's Liability, Removal of Wreck and Debris and Third Party Liability.

         9. SPECIALIST OPERATIONS INSURANCE. Specialist Operations Insurance with a limit of not less than $[*] as per London Wording 1993 or equivalent.

         10. CONTRACTUAL LIABILITY COVERAGE. The Comprehensive General Liability Insurance required pursuant to Sub-Article 19(A)(2) above, shall include Contractual

----------------------
*Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

Liability Coverage which shall specifically apply to the obligations assumed by each Party under the Terms and Conditions of this Agreement.

B. SUBCONTRACTOR COVERAGE. The Provider shall take reasonable steps to provide that any sub-contractor engaged by it has in effect, prior to commencing work, Employer's Liability, Workmen's Compensation, Hull and Machinery and Protection and Indemnity insurance and any other insurance required by law together with such other insurance as the Provider may consider necessary. The Provider remains liable for any losses in excess of the insurance required of its subcontractors or vessel owner with which a charter party agreement has been entered except as expressly provided in this Agreement.

         1. COMPLIANCE WITH MINIMUM REQUIREMENTS. The limits specified herein are minimum requirements and shall not be construed in any way as limits of liability or as constituting acceptance by the Owner of responsibility for financial liabilities in excess of such limits. The Provider shall bear all deductibles applicable to any insurance, except in the case where the loss was caused by the negligence or willful misconduct of the Owner.

         2. STATUTORY INSURANCE LIMITS EXCEEDED. If a court finds that the monetary limits of insurance required hereunder or of any indemnity voluntarily assumed under the terms and conditions of this Agreement exceed the maximum limits permitted under applicable Law, it is agreed that said monetary limits of insurance or indemnity shall be automatically amended to conform to the maximum monetary limits permitted under such Law.

         3. RIGHT TO MAINTAIN POLICIES. If the Provider fails to effect or keep in force any of the insurance required under this Agreement, the Owner may effect and keep in force any such insurance and pay such premiums as may be necessary for that purpose. The Owner may obtain reimbursement for such premiums by deducting the amount so paid from any money due or which may become due to the Provider hereunder or by invoicing the Insuring Party for such premiums. The foregoing rights shall not apply if the Provider has provided notice of termination or of an intent to terminate the Agreement.

         4. NOTIFICATION OF POTENTIAL CLAIMS. Each Party shall give the other prompt notification of any incident or occurrences which could lead to a claim with respect to any of the insurance to be provided hereunder, along with the details of such incidents or occurrences. Each Party shall afford the other all such assistance as may be required for the preparation, negotiation, or defense of insurance claims.

         5. NOTIFICATION OF INJURIES. Each Party shall report to the other as soon as practicable all accidents or occurrences which result in injuries to employees or third parties, or damage to the property of third parties, arising out of or during the course of work under this Agreement.
                                                                  Page 25 of 106

ARTICLE 20 SETTLEMENT OF DISPUTES/ARBITRATION
A. PREFERENCE FOR AMICABLE SETTLEMENT. The Parties shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement.

B. AGREEMENT TO ARBITRATE. Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA") and the procedures of the United States Federal Arbitration Act. Any such arbitration will be conducted under the Rules in force at the time of the demand for arbitration. The English language will be used for all stages of, and documents related or required in connection with, the arbitration, including, without limitation, all submissions, hearings, and awards.

C. NOTIFICATION OF ARBITRATION DEMAND. The Party desiring arbitration shall serve upon the other Party written notice of the arbitration demand by letter or facsimile, specifying the issues to be arbitrated and naming the Arbitrator selected by the Party. Unless the Parties subsequently agree to a sole arbitrator, the other Party shall, within twenty (20) days after receipt of the arbitration demand, provide the name of its arbitrator in writing to the demanding Party. The two arbitrators thus named shall select a third arbitrator, who may, but need not, be a designated arbitrator from the slate of designated AAA arbitrators. The Arbitration Tribunal shall consist of the three arbitrators so chosen. In the event that the two arbitrators chosen by the Parties fail to agree on the selection of the third arbitrator, then either party shall request the AAA to appoint a third arbitrator. If a Party shall fail to appoint an arbitrator within the twenty (20) day period, a second arbitrator shall be selected in accordance with the International Arbitration Rules of the AAA.

D. EXPENSES. The arbitrators shall not have the authority to award punitive, consequential or special damages. Each Party shall bear its own expenses, but the Parties shall share equally the fees and expenses of the Arbitration Tribunal and the AAA.

E. DISCOVERY; EXPERTS. To facilitate and expedite the arbitration process, the Parties will, upon request, provide each other with all documents, records, and materials that are relevant to the issues presented in the arbitration or that could reasonably lead to the discovery of relevant information. If experts will be used in the arbitration, the Parties agree to exchange expert reports at least four weeks prior to the arbitration hearings.

F. ARBITRATION AWARD BINDING. The arbitration award shall be final, conclusive and binding upon the Parties. Judgment on such award may be entered by a court of competent jurisdiction. The reasonable costs of litigation to enforce the arbitration award, including attorneys' fees, shall be borne by the Party against whom enforcement of the arbitration award is sought.

G. LIMITATION. Any arbitration between the Parties under this Agreement shall not be conclusive or authoritative precedent in any subsequent arbitration between the Parties under this Agreement.

H. LOCATION. Arbitration hearings under this Agreement shall be held in New York, New York, U.S.A., or any other mutually agreeable jurisdiction.


ARTICLE 21 APPLICABLE LAW
This Agreement and the rights and duties of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, excluding its choice of law provisions.


ARTICLE 22 TIME FOR FILING CLAIMS
Other than an action to enforce an arbitration award, neither Party may bring an action, regardless of form, to enforce any rights or seek any damages under this Agreement more than three (3) years after the cause of action arises.


ARTICLE 23 NOTICES
A. DELIVERY METHODS. Any notice, consent, approval or other communication pursuant to this Agreement shall be in writing, in the English language, and shall be deemed to be duly given or served on a Party if sent or delivered to the Party at the address stipulated in Article 23(B) by any of the following means:

         1. By hand or international courier: Such communication shall be deemed to have been received on the day of delivery, provided receipt of delivery is obtained.

         2. By facsimile: Such communication shall be deemed to have been received, under normal service conditions, twenty-four (24) hours following the time of dispatch or on confirmation by the receiving Party, whichever is earlier.

         3. By registered or certified mail: Such communication shall be deemed to have been received, under normal service conditions, on the day it was received or on the tenth (10th) day following the date of dispatch, which ever is earlier.

B. CHANGE OF NOTICE INFORMATION. For purposes of this Article, the names, addresses and fax numbers of the Parties are as set forth below. Any change to the name, address and facsimile numbers may be made at any time by giving fifteen (15) days prior written notice.

                  Provider
                  TyCom Contracting Limited
                  Crown House, 4 Par-La-Ville Road
                  Hamilton HM 08, Bermuda

                  Attn: General Counsel
                  Telephone:  +1-441-294-8500
                  Fax:  +1-441-294-8600

                  With Copy to:

                  TyCom Fleet Operations Center
                  1001 East McComas Street
                  Baltimore, Maryland  21230  USA
                  Telephone: +1-410-783-2201
                  Facsimile:  +1-410-783-2207
                  Attn:  Mr. Scott Schwertfager

                  Owner
                  FLAG Atlantic Limited.
                  Suite 770
                  48 Par-la-Ville Road
                  Hamilton HM 11 Bermuda
                  Telephone:  +1-441-
                  Facsimile:  +1-441
                  Attn: Company Secretary

With Copy to:
                  FLAG Telecom Limited
                  9 South Street
                  London W1K 2XA UK

                  Phone +44-20-7317-0800
                  Fax +44-20-7317-0808
                  Attn:  General Counsel


ARTICLE 24 PUBLICITY
No information relating to this Agreement shall be released by either Party to any newspaper, magazine, journal or other written, oral or visual medium without the prior written approval of an authorized representative of the other Party. However, subject to Article 13 (Safeguarding of Information) this Article shall not restrict either Party from responding to customary press inquiries or otherwise making public or private statements in the normal course of business, provided that such responses or statements are consistent with a jointly-approved press release.


ARTICLE 25 NO LIENS OR ENCUMBRANCES
A. PROVIDER RESPONSIBILITIES. The Provider shall not attempt to sell, convey, lease, pledge or encumber any property owned by the Owner or consummate such a transaction.

The Provider shall not take any action which could result in such property becoming subject to a lien, trust, pledge or any other security interest without the consent of the Owner and shall not permit any third party (including, but not limited to, a governmental entity) to attempt to attach, repossess, seize, subject to a writ or distress warrant, auction, sell, levy upon, or take custody of any property owned by the Owner in connection with any services performed, materials furnished, or obligations incurred by or for the Provider.

B. OWNER RESPONSIBILITIES. The Owner shall not attempt to sell, convey, lease, pledge or encumber any property owned by the Provider or consummate such a transaction. The Owner shall not take any action which could result in such property becoming subject to a lien, trust, pledge or any other security interest without the consent of the Provider and shall not permit any third party (including but not limited to a governmental entity) to attempt to attach, repossess, seize, subject to a writ or distress warrant, auction, sell, levy upon, or take custody of any property owned by the Provider in connection with any services performed, materials furnished, or obligations incurred by or for the Owner.

C. MARITIME PROPERTY. Neither the Owner nor the Provider shall seek, create, enforce or permit any maritime lien, process of arrest, or attachment upon any vessels or other property of the other in connection with any work performed, materials furnished, or obligations incurred under this Agreement.


ARTICLE 26 ASSIGNMENT
A. ASSIGNMENT BY EITHER PARTY. Except as expressly provided in this Article, neither Party shall assign, novate or transfer this Agreement or any rights or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement ("Assignment"), without the other Party's prior written consent, such consent not to be unreasonably withheld (it being understood that it shall be deemed to be reasonable to withhold consent to the assignment of this Agreement or any rights, interest or obligations hereunder to a competitor of the Provider or the Owner as the case may be, an affiliate of a competitor or uncreditworthy party). Nothing herein shall preclude a Party from employing a subcontractor in carrying out its obligations under this Agreement. A Party's use of such subcontractor shall not release that Party from its obligations or liability under this Agreement.

B. ASSIGNMENT BY THE OWNER. The Owner shall have the right to grant a collateral assignment of the Owner's rights and/or obligations under this Agreement to the lenders under the applicable financing documents and the Provider agrees to enter into a consent and agreement with the lenders under such financing documents as to matters of a type customarily dealt with in a consent to an assignment for security purposes of an owner's interest in a maintenance service agreement as the lenders under such financing documents may reasonably request.

         The Owner shall have the right to assign this Agreement or all or a portion of its rights and obligations hereunder at any time without the Provider's consent to an assignee that is (i) a wholly owned subsidiary or Affiliate of the Owner, or (ii) a successor to substantially all of the assets of the Owner by way of merger, consolidation or sale of assets, provided that in the case of such assignment pursuant to this Sub-Article 26(B), such assignee shall assume in writing all warranties, representations and obligations of the Owner under this Agreement and, in the event such assignee is a wholly owned subsidiary or Affiliate of the Owner, the Owner shall guarantee in writing, or procure such guarantee , in form and substance satisfactory to the Provider, the performance of such assignee. The Owner shall give the Provider prompt written of such assignment.

C. ASSIGNMENT BY THE PROVIDER. The Provider shall have the right to assign this Agreement or all or a portion of its rights and obligations hereunder at any time without the Owner's consent to an assignee that is (i) a wholly owned subsidiary or Affiliate of the Provider, or (ii) a successor to substantially all the assets of the Provider by way of a merger, consolidation or sale of assets, provided that in the case of any assignment or delegation pursuant to this Sub-Article 26(C), such assignee shall assume in writing all warranties, representations and obligations of the Provider under this Agreement, and, in the event such assignee is a wholly owned subsidiary or Affiliate of the Provider, the Provider shall guarantee in writing, or procure such guarantee, in form and substance satisfactory to the Owner, the performance of such assignee. The Provider shall give the Owner prompt written notice of such assignment.


ARTICLE 27 RELATIONSHIP OF PARTIES
The relationship between the Parties to this Agreement shall not be that of employer/employee, partners nor of joint venturers, and nothing contained in this Agreement shall be deemed to constitute an employment agreement, partnership or joint venture between them. Each Party shall be responsible for its employees' compliance with all laws, rules and regulations while performing this Agreement.


ARTICLE 28 SUCCESSORS BOUND
This Agreement is binding on the Provider and the Owner, their permitted successors, assigns and transferees.


ARTICLE 29 ARTICLE CAPTIONS
The captions of the Articles and Sub-Articles do not form part of this Agreement and shall not have any effect on the interpretation thereof.


ARTICLE 30 SEVERABILITY
If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions and the rights and obligations of the Provider and the Owner shall be construed and enforced accordingly. In the event such invalid or unenforceable provision is an essential and material element of this Agreement, the Parties shall promptly negotiate a replacement provision which shall be in accordance with the requirements of applicable law and consistent with the intent of the original provision.


ARTICLE 31 SURVIVAL OF OBLIGATIONS
Subject to Article 15 hereof, the Parties' rights and obligations, which, by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including, but not limited to, those contained in Article 10 (Risk of Loss), Article 12 (Intellectual Property), Article 13 (Safeguarding of Information), Article 14 (Export Control), Article 15 (Remedies; Limitation of Liability), Article 16 (Indemnification), Article 17 (No Third Party Beneficiaries), Article 18 (Infringement), Article 20 (Settlement of Disputes/Arbitration), Article 21 (Applicable Law), Article 22 (Time for Filing Claims) and Article 24 (Publicity and Confidentiality), shall survive the termination, cancellation or expiration of this Agreement.


ARTICLE 32 NON WAIVER
A waiver of any of the terms and conditions of this Agreement, or the failure of either Party strictly to enforce any such term or condition, on one or more occasions shall not be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.


ARTICLE 33 AMENDMENTS
This Agreement and any Annex hereto may be modified or amended only by a written agreement signed by both Parties, except that either Party, by written notice to the other Party, may unilaterally modify its addresses for receipt of notices, bills and payments in accordance with Article 23 (Notices).


ARTICLE 34 REPORTS
A. REPORTS. The Provider shall keep the Owner reasonably apprised of progress and developments relating to the performance of the Services. In this regard, in addition to keeping the Owner reasonably informed, the Provider shall submit certain detailed progress reports with respect to the matters and in accordance with the schedules set forth in Annex G.

B. MEETINGS. The provider shall attend, at its own expense and at the reasonable request of the Owner, meetings with the Owner's representatives as such times as may be reasonably required by the Owner, to discuss the on-going progress of the Services.

ARTICLE 35 RESERVED


ARTICLE 36 COUNTERPARTS
This Agreement may be signed in two counterparts, each of which when signed by the Parties, shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


ARTICLE 37 ENTIRE AGREEMENT
A. SCOPE OF AGREEMENT. This Agreement is subject to and includes these terms and conditions, consisting of Articles 1 through 38 hereunder, and the following Annexes and Exhibits which are attached hereto and incorporated herein by reference:

                  ANNEX A  PROVIDER'S UNDERTAKINGS
                  ANNEX B  OWNER'S UNDERTAKINGS
                  ANNEX C  SYSTEMS
                  ANNEX D  BILLING INFORMATION
                  ANNEX E  TECHNICAL SPECIFICATION
                  ANNEX F  FEES

In the event of any inconsistency between the terms and conditions and the above listed documents, the terms and conditions shall prevail. The Appendices listed above have no order of precedence.

B. COMPLETE AND EXCLUSIVE. This Agreement supersedes all prior oral or written understanding between the Parties and constitutes the complete and exclusive statement of the terms of the Agreement with respect to the subject matter herein.


ARTICLE 38 COMING INTO FORCE
A. This Agreement, agreed to between the Provider and the Owner shall be effective upon signing but will not enter into force unless and until the Owner has paid the Down Payment.

B. When the condition indicated in Sub-Article (A) above has been met, then each Party shall notify the other of the occurrence of such condition and provided that such date is on or before June 21st, 2001, the Agreement shall come into force on the date of such notice (the "Coming Into Force Date").

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in the location set forth beneath their respective signature, on their behalf by their duly authorized representatives on the date first written above.

TyCom Contracting Limited


By:_______________________________
Name:       Byron S. Kalogerou
Title:
Signed In:  Bermuda




FLAG Atlantic Ltd.


By: __________________________
Name:
Title:
Signed In:

                                                                         ANNEX A

                             PROVIDER'S UNDERTAKINGS

A1   SEAHORSE Atlantic Program

     1.1. SEAHORSE Atlantic is a program of Repair and Related Maintenance from beach manhole to beach manhole for undersea fiber optic cable systems in the North Atlantic region.

     1.2.  Cable Ships and ROV's

           1.2.1. The SEAHORSE Atlantic program provides two (2) Cable Ships and ROV's, which will be used to provide the Services described in this Agreement.

           1.2.2. Each Cable Ship shall have a ROV in accordance with the Technical Specification.

           1.2.3. The Provider reserves the right to replace the Cable Ships and ROV's with cable ships and ROV's that are substantially compliant with the Technical Specification. Such changes shall require the approval of the Owner, which shall not be unreasonably withheld. The Provider will provide to the Owner the relevant technical specifications of the proposed Cable Ship and / or ROV as soon as reasonably practical prior to any proposed replacement.

           1.2.4. The Cable Ships and ROVs to be used in the Seahorse Atlantic Program are listed in Annex E, along with their technical specifications. The Cable Ship Plan of Work detailing the Cable Ships schedules are listed in Annex E

           1.2.5. The Cable Ship may be used for Operations on Covered Systems in the Seahorse Atlantic Program and, where circumstances so merit, those portions of Covered Systems within the marginal areas of a Seahorse program adjacent to the Seahorse Atlantic Program.

           1.2.6. If a Cable Ship is unavailable due to dry-docking or an Operation (for a Covered System in the Seahorse Atlantic Program or an adjacent Seahorse Program) outside of its Normal Operating Area as defined in 1.3 of this Annex A, the Provider will use all reasonable efforts to supply a cable ship that is substantially compliant with the Technical Specification during the period of unavailability. The DMOQ's shall continue to apply in full throughout any such period.

           1.2.7. The Provider at the Provider's discretion may undertake Cable Ship training exercises, machinery operational tests and equipment operational tests. The DMOQ's shall apply in full during such periods.

Cable Ship Normal Operating Area

     1.3. The Normal Operating Area of a Cable Ship shall be defined as the area accessible by the Cable Ship within seven days transit from its Base Port at the Cable Ship's service speed.

Base Ports

     1.4. The Provider shall ensure that one (1) Base Port is located in the northeastern United States or Canada and one (1) Base Port is located in west / northwest Europe. The initial Base Ports for the Cable Ships are Baltimore, USA and Bristol, UK. The Provider may change the location of a Base Port, with the approval of the Owner, which shall not be unreasonably withheld, within the geographical areas bounded and connecting Vigo, Spain; Rotterdam, Netherlands and Dublin, Ireland in Europe and Halifax, NS and Baltimore, USA in North America.

Seahorse Atlantic Program Capacity - Additional Cable Ship Coverage or Reduction in Annual Fee

     1.5. Upon entry of a Covered System that brings the total kilometers covered in the Seahorse Atlantic Program above 74,000 kilometers, the Provider will provide an additional cable ship or may negotiate with the Owner regarding a reduction in the Annual Fee, or at the Provider's option, provide a third Cable Ship in the Seahorse Atlantic program. If the Provider chooses to negotiate and the Parties can not agree on a reduction in the Annual Fee, then the Provider shall be required to provide the third Cable Ship.

          1.5.1. If a Non-transatlantic Segment (as defined below) enters the Seahorse Atlantic program then, the Parties will review the program capacity limit to determine if a reduction in the program capacity is reasonably necessary. The maximum reduction shall be limited to the length of that portion of the segment(s) that are in depths of less than 2,000 meters. Such review shall not apply for Covered Systems or planned systems described in Annex C, provided that the aggregate actual cable lengths of such systems does not exceed 45,000 kilometers. In no case shall the program limit be reduced below 65,000 kilometers.

                  For the purposes of this Agreement:

                  (a)     "Non-transatlantic Segment(s)" shall include (but is
                           not limited to) any festoon segments of (or similar extension to) a Covered System and/or any individual inshore segments of a Covered System; and

                  (b) any calculation under this Annex of cable lengths shall be on the actual "As Built" lengths of the applicable cable system(s).

A2  Cable Ships and ROVs Operations

The Provider shall:

     2.1. Provide Cable Ships, including ROVs, in accordance with the Technical Specification in Annex E.

     2.2. Provide, in the case where a cable is left exposed during a Repair, patrol vessels for protection of the Covered System until Repair operations are complete. Such patrol vessels shall only be required where the cable was previously buried.

     2.3. Provide fully trained and experienced crews for the Cable Ships in accordance with the Technical Specification in Annex E.

     2.4. Allow a minimum of one representative of the Owner to board Cable Ships and provide assistance to such representative(s) with regard to their on-board duties., Permission for more than one representative to board shall only be granted in the case where space is available. The Provider will not charge the Owner or its representatives for berthing or meals while on board Cable Ships.

     2.5. In the event of a multiple fault situation (i.e. 2 or more simultaneous faults) on the Owner's System, and if so requested by the Owner, the Provider shall use its reasonable endeavours to find an additional vessel (i.e. vessel of opportunity) to undertake the Repair of one of the faults as directed by the Owner. The Provider shall undertake the commercial negotiations and ongoing management of the vessel with respect to the Repair, but the engagement of the proposed vessel of opportunity will be subject to the approval of the Owner. All lease costs of such vessel of opportunity for the repair duration shall be chargeable to the Owner as Flow Through Expense with a US$[*] limit on the handling fee. If the vessel is a TyCom vessel, the rate shall be as negotiated between the two parties and no handling fee will apply. All other internal Provider costs associated with transfer of spares, personnel support, etc will be chargeable to the Owner as Flow Through Expense.



A3   Repairs and Related Maintenance

     3.1. Covered Systems will have equal priority such that faults shall be repaired in the order reported to the Provider, provided, however, that the Owner may request that the commencement of a repair be delayed, in which case a subsequently reported fault shall have priority where it is reported prior to the requested start date of the delayed repair.

     3.2. Related Maintenance will only be performed on an interruptible basis.

---------------------------
*Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

The Provider shall:

     3.3. Provide reasonable assistance to the Owner, at its request, in discharging the Owner's responsibility as Maintenance Authority for the Owner's System.

     3.4. Acquire such information and training concerning the design and operation of the Owner's System as is necessary for the Provider to deliver the Service. The Owner will reasonably assist the Provider in obtaining this training.

     3.5. Plan and undertake Repairs and Related Maintenance Services on the Owner's System. Prior to undertaking any Operation on the Owner's System, the Provider shall provide the Owner with a draft Method of Procedure in accordance with the Technical Specification. The Owner shall be responsible for providing the narrative of the Method of Procedure for those aspects that are the traditional domain of the Maintenance Authority such as selection of spare, choice of fiber type, and dispersion management related decisions.

     3.6. Provide assistance to cable station staff with initial fault location, and provide Fault location tests from aboard the Cable Ship.

     3.7. Liaise with and Provide reports to the Owner's provider of cable charting and documentation services as directed by the Owner in order to provide and maintain such of the Owner's System's documentation necessary for Repairs and Related Maintenance.

     3.8. Manage the delivery, control and allocation of the Owner's System spares between Depots and Cable Ships.

          3.8.1. Manage the delivery of replenishment spares for the Owner's System from the Owner's supplier factory to the appropriate ship or storage facility. Where reasonably possible, the Provider will coordinate shipping of replenishment spares within the Seahorse Atlantic region with normal schedules of Provider controlled vessels. In such case the Owner would only be billed reasonable diversion costs of such vessel. If such coordination is not possible the Owner will be responsible for the shipping costs of the carrier used. Costs of transporting spares to the vessel are the responsibility of the Owner. Transportation of spare cable between the Calais, France cable factory and the European Base Port utilizing the European Cable Ship is included in the Annual Fee. Such transportation will be coordinated where possible with Cable Ship Operations or training exercises.

     3.9. Provide replacement splice kits for those kits used in performing an Included Repair.

     3.10.Execute Repairs and Related Maintenance, such Operations shall be in accordance with industry standards and the Owner's System repair specifications and will, so far as reasonably practicable, return the repaired portion of the Owner's System to a pre-fault condition. Provider shall also:

     3.11.Perform Post Repair burial work as soon as reasonably practicable after the Repair is complete. The Provider shall use reasonable endeavors to re-bury portions of the Owner's System that were buried prior to the Fault and Repair operation to a depth equal to or greater than the pre-fault condition. Reasonable endeavors shall mean the achievement of the pre-fault burial depth or a maximum of three jetting passes at a rate no faster than 500 meters per hour.

          3.11.1. Identify the sections of the Owner's System in the Repair area that can not be buried with the ROV due to suspensions, loops, ledges, rocks, or other bottom conditions, in respect of which jetting passes shall not be required. The Provider and the Owner's Representative, if one is on board, shall in good faith mutually determine if any reasonable alternative action with the ROV which may mitigate the cable exposure. The details of the burial operation as well as the positions of any exposed cable shall be reported as required in the Technical Specification. The Provider is not responsible for rock dumping, mattressing, or other external protection that may be deemed necessary to protect the Covered System from external aggression except at the express request and the expense of the Owner.

          3.11.2. Be responsible for reasonable and customary protection of the cable left exposed by the Repair until Post Repair Burial Work is complete in accordance with 3.11. The Provider is not required to Provide any guard vessels to protect any segment of the Owner's System that could not be buried due to suspensions, loops, ledges, rocks or other bottom conditions. Nothing in this paragraph 3.11 shall affect the rights of the Owner in respect of any valid claim pursuant to Article 8A of this agreement.

     3.12.Arrange for the availability of suitable vessels and equipment to undertake repairs in shallow water where the Cable Ship cannot carry out the repair. Within one month prior to the estimated RFPA Date of each relevant Segment or within one month following the effective date of this Agreement, whichever is the later; the Provider shall submit a draft plan indicating the internal resources or potential subcontractors the Provider may use to carry out such a repair. The Provider shall submit the final plan within two months of the execution of the agreement or RFPA of the relevant section, whichever is later. The Provider will conduct an annual review of this plan, which will include confirming the equipment and or vessels available internally, and from the potential subcontractors and provide the Owner with any changes in the plan.

     3.13.During the course of any Operation, inform the Owner on a daily basis of the status of any outstanding applications for Marine Operations Permits relevant to that Operation.

     3.14.Support return and repair services for the submersible plant components of the Owner's System.

     3.15.Provide Cable Ship mobilization contact numbers and escalation procedures and update as necessary.

     3.16.Engage at Provider's expense such tugs and guard boats as may be necessary to assist the conduct of a Repair or as may be required by the relevant marine or statutory authorities or fishermen's groups in direct support of a Repair.

     3.17.Ensure the ROV is reasonably capable of making attempts at removing/ flattening loops and suspensions.

     3.18.Arrange for the availability of specialized equipment to undertake the post-repair burial work in areas having installed burial depths of between 1.5 and 3 meters. Normally the Provider will charter a high-powered ROV to undertake this work but, alternatively, may propose to recover and re-plow sections if such an option is deemed more feasible or expedient.


A4  Repair Equipment and Personnel

The Provider shall:

     4.1. Equip Cable Ships with all necessary repair, test and jointing equipment and tools in accordance with the Technical Specification.

     4.2. Provide trained technical personnel to perform repair functions in accordance with the Technical Specification.

     4.3. Administer the Owner's System's spare submersible plant (cable, joint kits, repeaters, equalisers, tools and equipment) by storing such items on-board Cable Ships and/or Depots (all as supplied by the Owner in accordance with Annex B).

          4.3.1. Utilize Cable Ships and/or storage Depots to store the Owner's System's spares. Depots will supplement Cable Ship storage.

          4.3.2. Locate the depot in the vicinity of the Base Port and notify the Owner the location.

          4.3.3. Provide all necessary personnel and equipment to load and unload the Owner's System's spares.

          4.3.4. Not later than one month prior to the estimated RFPA Date of the first operational Segment of the Owner's System or within one month of the effective date of this Agreement, whichever is the later, the Provider and the Owner shall agree the methodology for the inventory tracking of spare and recovered cable, having particular regard to the Chromatic Dispersion management requirements.

          4.3.5. Undertake testing of the stored spare repeaters and equalisers of the Owner's System in accordance with the manufacturer's specifications and using test equipment provided by the Owner for that purpose.

          4.3.6. Dispose of all surplus recovered cable in an environmentally and legally responsible manner. Such cable will be disposed of according to the regulations and legislation of the country's waters in which the Cable Ship is operating. If necessitated by legislation or regulations, recovered surplus cable shall be returned to the Provider's premises to be disposed of in accordance with the Provider's regulations and procedures. Reasonable third party costs of such disposal shall be charged to the Owner as Flow Through Expense.


A5  Cable Awareness & Protection

     5.1. Provide preventive cable awareness services tailored to each landing location of each Segment of the Owner's System to protect the Owner's System from external aggression. Such services will include:

          5.1.1.  identification of major marine activities,

          5.1.2. liaison with port authorities, fishermen, offshore oil and gas companies, oceanographic researchers, and shipping concerns to disseminate information about the presence of the cable landing.

     5.2. Provide and publicize a twenty-four (24) hour staffed helpline number to answer emergency questions from and disseminate information related to the Owner's System to fishermen and other seabed users.

     5.3. Submit a cable awareness & protection program to the Owner for approval not later than one month prior to the estimated RFPA Date of each relevant Segment or not later than thirty (30) days following the effective date of this Agreement, whichever is the later. This program will describe the level of effort the Provider is to provide regarding cable awareness and protection.

A6  Crossings Management

     6.1. The Provider shall perform evaluation and coordination of undersea cable system crossings when:

          6.1.1. Other parties notify their intent to cross the Covered System.

          6.1.2. Repair operations on the Covered System are carried out in proximity of other undersea equipment.

     6.2. The Provider shall execute notifications, perform evaluations, and coordinate acknowledgements consistent with International Cable Protection Committee (ICPC) recommendations. Crossings Management includes all other seabed activity in close proximity to any Covered System.


REPAIR OPERATIONS

     6.3. The Provider shall notify other owners a minimum of 48 hours prior, and again 24 hours prior, to commencing an Operation in close proximity of a third parties undersea equipment. A post-repair notification shall also be sent to apprise owners when the repair operation has ended. Crossing information, including Route Position Data shall be provided as applicable, and marked as proprietary.


CROSSINGS OF COVERED SYSTEM

     6.4. The Provider shall evaluate crossing notices received from third parties regarding proposed crossings of the Owner's Covered System. The Provider shall use ICPC recommendations as benchmark criteria, and shall advise such third party on the requirements for observance thereof. The Provider will coordinate all communications concerning crossings and forward to the Owner the results of evaluation along with recommendations and acknowledgment forms as applicable. The Owner shall sign and return crossing acknowledgements or provide alternative responses for the Provider to distribute.

     6.5. The Provider will promptly appraise the Owner any notice regarding crossing activity or proximal undersea activity and its position.


A7  Administration

     7.1. Maintain records of all invoicing by the Provider to the Owner under this Agreement for five (5) years after such billing activities, including after termination, cancellation or expiration of this Agreement.

     7.2. Provide Return and Repair Services and Warranty Administration support.

     7.3. Keep full and accurate records of the time spent and the materials used in providing the Services. The Contractor shall produce such records to the Owner for inspection at all reasonable times on request and such records may, at the Owner's option, be audited by the Owner or its designated representatives.

     7.4. Furnish the Owner with all information requested by the Owner in pursuit of claims against third parties for damage to the Owner's System, it being understood that all such claims belong to the Owner.

     7.5. Provide and update the names, telephone and facsimile numbers and e-mail addresses of those persons charged by the Provider with the administration of this Agreement.


A8  Operational Responsibility

     8.1. Nothing in this Agreement shall be deemed to reduce, interfere with, or otherwise impair the full authority and responsibility of the Master of a Cable Ship for its safe operation and navigation, or for the safety of those on board.

                                                                         ANNEX B


                              OWNER'S UNDERTAKINGS


     A. Act as Maintenance Authority for the Owner's System and in accordance with the rights and obligations of the Maintenance Authority function.

     B. Plan and manage the configuration of the Owner's System and upgrades thereto and promptly provide detailed information concerning such configuration of the Owner's Systems and upgrades thereto to the Provider.

     C. Provide, or cause its Affiliates to provide, all necessary consents for this Agreement, and grant to the Provider and its subcontractors and their respective employees and agents, such access to the Owner's System as is necessary to permit the Provider to perform its obligations under this Agreement.

     D. Maintain and, upon request, furnish Provider with Certificates of Insurance that the Owner maintains a or has adequate self insurance (other than in compliance with any statutory insurance requirements) with respect to the Owner's System and Owner personnel including, without limitation, comprehensive liability insurance. All such insurance shall be effected with a creditworthy insurer and shall be endorsed to provide the Provider with at least thirty (30) days prior written notice of cancellation or material change. In addition, Owner shall name Provider as an additional insured as to operations under this Agreement.

     E. Provide to the Provider for its review the relevant portion of any contract or agreement entered into by the Owner or any Affiliate which affects the performance of the Provider's duties hereunder.

     F. The Owner may modify the Owner's System, but if such modification makes it more costly in any material respect for the Provider to perform its obligations under the Agreement, the Provider may charge such reasonable additional costs to the Owner. The inclusion of any additional Segments shall be subject to the Provider's acceptance
         (such acceptance not to be unreasonably withheld or delayed) that such additional Segments form part of the Owner's System and fall within the operational area of the SEAHORSE Atlantic Program, and subject to increases in the Annual Fee as detailed in Annex F.

     G. Replenish and pay for the Owner's System spares, including spare cables, equalisers and repeaters, to maintain required spare levels and deliver such spares to Depots or other locations as proposed by the Provider and agreed by the Owner .

     H. Provide such additional maintenance inventory supplies, as may be necessary for the Provider to provide the Services described in the Agreement.

     I. Provide the Provider with all the Owner's System documentation reasonably necessary to maintain the Owner's System in accordance with Annex E.

     J. The Owner will provide an adequate initial quantity of the Owner's System spares including but not limited to cable, repeaters, Gain Equalization Filters and/or Units, Line Build Outs and Jointing Kits. The Owner will also provide two (2) sets of test equipment (or other testing capability) for the testing of the repeaters and equalisers of the Owner's System, which will be placed in the custody and care of the Provider.

     K. Cause the Owner's System to be released for repair, immediately upon notification to the Provider of a Fault. At the Owner's request, the onset of the repair (as marked by mobilization of the ship) may be delayed. In such case, the DMOQ for the repair will be extended on a day for day basis. Should a Cable Ship depart for a Repair and then be delayed at the request of the Owner, for each twenty-four (24) hour period of the Owner requested delay, the Owner will be invoiced at the Daily Rate (for Related Maintenance) for Cable Ship and ROV as described in Annex F. This shall not apply in the case of the Cable Ship being diverted to a repair on the Owner's System or another Covered System.


     L.  Cable Station Activities

     The following is a list of items required of the Owner's System's relating to the Cable Station activities in support of the Provider's Services. The Owner shall:


     (1) Determine that a Fault has or may have occurred and notify the FLAG Network Operations Centre (FNOC) and the FLAG Marine Maintenance Manager. As soon as practicable, provide initial observations, measurements and test data, and other Fault location information. The FLAG Marine Maintenance Manager will then notify the Provider for the purpose of mobilising the Cable Ship.

     (2) Ensure all cable stations in the Owner's System ("Cable Stations") must possess and maintain, at a minimum, the following equipment:
         o  Power Feed Equipment (PFE)
         o  Line Monitoring Equipment (LME)
         o  Optical Time Domain Reflectometer (OTDR)
         o  Coherent Optical Time Domain Reflectometer (COTDR)
         o  Optical Power Meter (OPM)
         o  Optical Attenuator (OA)
         o  Fax Machine(s)
         o  Email capability

     (3) Provide during anOperation, commencing twelve (12) hours prior to the arrival of the Cable Ship on the site of the Operation, the Cable Stations at which the relevant Segment terminates, for communications during the Operation, must provide:

         o A minimum of two (2) dedicated phone lines to be used solely for communications, between the Cable Ship and the Cable Stations, and between the Cable Stations and the FNOC.
         o  Fax machine(s) and supplies
         o  Email capability

     (4) Ensure that during an Operation, the Cable Stations at which the relevant Segment terminates, must be manned twenty-four (24) hours per day with persons capable of operation and control of the following equipment:

         o  PFE
         o  LME
         o  OTDR
         o  COTDR
         o  OPM
         o  OA
         o  Fax machines
         o  Email capability

     (5) Ensure that during an Operation, Cable Station personnel shall take direction from the Cable Ship and from the FNOC, will perform all reasonably requested activities and tests, and supply the Cable Ship and the FNOC with all test results obtained. The Cable Ship will to the extent necessary, maintain power safety control of the Segment during a Repair Operation.

     (6) Conform to and apply, any and all Methods of Procedure issued by the FLAG Marine Maintenance Manager or the Cable Ship.

     (7) Miscellaneous
         (1) Provide English speaking cable station personnel and testers.
         (2) Provide all documentation required to be provided under this Agreement in English.

     (8) Apply the following procedures in notifying the Provider of a Fault:

      1. The Owner will first contact the Provider by telephone and advise of the Fault and any information that is available regarding the Fault.

      2. After voice contact is established, the Owner will fax the Provider a written fault notification via a fax marked "URGENT - CABLE FAULT NOTIFICATION" which shall contain the name of the cable system and segment as appropriate, the apparent nature of the fault (e.g., shunt, repeater failure, cut, etc.), preliminary Fault test results and, where appropriate, authorisation to the Contractor to mobilise the Cable Ship ("Fault Notification").

     M   Administration

     Provide and update the names, telephone and facsimile numbers and e-mail addresses of those persons charged by the Owner with the administration of this Agreement and the management of the Service.

                                                                         ANNEX C


                                     SYSTEMS

THE OWNER'S SYSTEM
The Services provided in this Agreement apply to the following cable system and segments ("The Owner's System"):

         FLAG ATLANTIC-1 Cable Network

Cable Segments :

Crab Meadow Beach, USA to Whitesands Bay, UK
Porthcurno, UK to Plerin, France
Plouha, France to Long Beach, USA


COVERED SYSTEM(S)
The following systems have or are planned to be entered into the SEAHORSE Atlantic program (each a "Covered System" when entered):

         1)  360 Atlantic - entered
         2)  FLAG Atlantic-1 - entered
         3)  TGN Atlantic - entered
         4)  TGN Western Europe - planned
         5)  TGN Northern Europe - planned

                                                                         ANNEX D


                               BILLING INFORMATION


The Owner:

       FLAG Atlantic Limited
       Sovereign Court
       635 Sipsson Road
       West Drayton
       Middlesex   UB7 OJE
       England

       Telephone:  +44-20-8282-1562
       Facsimile:  +44-20-8282-1566
       Attention:  Mr. Hendrik van Clacar

The Provider:
TyCom Contracting Ltd.
       Crown House
       4 Par-La-Ville Road
       Hamilton, HM 08, Bermuda
       Attn: Finance Department
       Telephone:  +1-441-294-8500
       Fax:        +1-441-294-8600

With a copy to:

       Patriot's Plaza
       60 Columbia Road
       Building A, Room 2A-103
       Morristown, NJ 07960
       Contact: International Construction Operations and Maintenance Controller
       Telephone:  973-656-8376
       Facsimile:  973-656-8660


WIRE PAYMENTS TO Provider:
       TyCom Contracting Limited
       [*]

-----------------------
*Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

                                                                         ANNEX E

                           TECHNICAL SPECIFICATION FOR

                                 ***************

                      MARINE MAINTENANCE SERVICE AGREEMENT
                                     FOR THE
                          FLAG ATLANTIC-1 CABLE NETWORK


                            CONTENTS OF SPECIFICATION

         A        General

         B        Cable Ship Basic Facilities

         C        Documentation and Reports

         D        Cable Jointing and Testing Services

         E        ROV Basic Facilities

         F        Performance Requirements

         G        Quality Assurance

         H        Cable Ship and ROV Specifications

         I        Beaufort Wind Scale and Sea State

                           TECHNICAL SPECIFICATION FOR
                             ***********************
                      MARINE MAINTENANCE SERVICE AGREEMENT
                                     FOR THE
                          FLAG ATLANTIC-1 CABLE NETWORK

                                     GENERAL


A1 SCOPE     50
A2 SUPPORT DOCUMENTATION   50
A3 DEFINITIONS AND ABBREVIATIONS   51
A4 LANGUAGE   3


A1       SCOPE

1.1 This Technical Specification ("Specification") details the minimum requirements for submarine telecommunications cable maintenance and related Services required in support of the Owner's System.

1.2 The prime purpose of the Service is intended to be the carrying out of Repairs and Related Maintenance work on the Owner's System as further described in this Specification and elsewhere in this Agreement.

1.3 The Provider shall be responsible for ensuring that the Service is available at all times throughout the year.



A2       SUPPORT DOCUMENTATION

2.1 The Service to be provided by the Provider shall be substantially compliant with the requirements of the support documents listed below, except where there is a conflict with the requirements of this Specification, when this Specification shall take precedence:

ISO 8402             Quality Assurance Terms

ISO 9002  (1994)     Quality systems: Model for quality assurance in production, installation and servicing.

A3       DEFINITIONS AND ABBREVIATIONS

3.1 The definitions of terms and abbreviations used in this Specification are given in Article 1 of the General Terms and Conditions.


A4       LANGUAGE

4.1 All documentation related to the Service shall be in the English language.


                               End of Section A

                           TECHNICAL SPECIFICATION FOR

                                 ***************

                      MARINE MAINTENANCE SERVICE AGREEMENT
                                     FOR THE
                          FLAG ATLANTIC-1 CABLE NETWORK

                           CABLE SHIP BASIC FACILITIES


B1  INTRODUCTION AND GENERAL REQUIREMENTS.......................................................1
B2  CABLE SHIP CHARACTERISTICS, FIXED INSTALLATIONS, HANDLING AND TOOLS.........................2
B3  CABLE JOINTING..............................................................................5
B4  FAULT LOCALISATION AND TESTING..............................................................5
B5  POWER FEEDING EQUIPMENT.....................................................................6
B6  CABLE DETECTION AND TRACKING................................................................7
B7  NAVIGATION AIDS.............................................................................7
B8  DYNAMIC POSITIONING SYSTEM..................................................................7
B9  Cable Ship Communication  System............................................................8
B10 REMOTELY-OPERATED VEHICLE (ROV) CAPABILITY..................................................8
B11 CABLE SHIP PERSONNEL........................................................................8
APPENDIX B1 CABLE SHIP COMPLEMENT...............................................................9


B1       INTRODUCTION AND GENERAL REQUIREMENTS

1.1 This Section defines the basic facilities required to be provided by the Provider on the Cable Ship, or otherwise, for provision of the Service.


B2       CABLE SHIP CHARACTERISTICS, FIXED INSTALLATIONS, HANDLING AND TOOLS

GENERAL

2.1 The Cable Ship shall be able to satisfy the following general requirements.

     2.1.1        Be of overall length greater than 100 meters.

     2.1.2 Have propulsion systems capable of achieving an average speed on passage of not less than 13 knots in weather conditions up to and including Beaufort Force 6 and Sea State 5.

     2.1.3 Be capable of remaining at sea for up to and including 30 days without the need to refuel re-supply.

     2.1.4 Be capable of carrying out a Repair in water depths up to and including 7,000 meters.

     2.1.5 Be capable of carrying out a Repair in shallow water (less than 15 meters water depth) using additional specialized vessels and equipment as necessary where the minimum safe operating depth capability of the Cable Ship so requires.

     2.1.6 Be capable of carrying out a replacement of a shore end (between the beach man hole and the 15 meter depth contour), using additional specialised equipment as necessary.

     2.1.7 Be capable of carrying out a Repair in buried sections (up to and including 3 metres depth of burial) of the Owner's System, using additional specialised vessels and equipment as necessary

     2.1.8 Be capable of carrying out a Repair where the Cable Ship is required to power the Owner's System to the Cable Station.

     2.1.9 Within six months notice of a planned change in the Owner's System configuration to include a Branching Unit; be capable of carrying out an in-service Repair on a branched segment of a Covered System using a UJ/MJ compatible power grounding unit and procedures, which shall comply with the national safety legislation of the Provider.

     2.1.10 Be capable of station-keeping and maneuvers associated with Operations under conditions up to and including Beaufort Force 7, Sea State 6.

     2.1.11 Be capable of carrying out a survey on the Owner's System using a ROV.

     2.1.12 Be capable of carrying out post-Repair burial on the Owner's System using a ROV.

     2.1.13 Be capable of mobilising and sailing from its Base Port, fully-equipped, in no more than 24 hours following receipt of notice to mobilise.

     2.1.14 Be capable of working at sea on a 24-hours per day, 7-days per week basis limited only by safe working conditions.

     2.1.15 Provide flexibility of access to any Spare Submersible Plant stored on board the Cable Ship.

     2.1.16 Have key personnel that are capable of communicating effectively with Cable Stations in English.

     2.1.17 In accordance with the Provider's Quality System the Provider will use only measuring equipment, handling equipment, machinery and tools, which are fully maintained in calibration with evidence of calibration, clearly marked thereon; copies of calibration records shall be available on board the Cable Ship.

FIXED INSTALLATIONS AND CABLE HANDLING

     2.2 The Cable Ship shall be designed such that any handling of cable and other submersible plant through its fixed installations shall not jeopardise the mechanical, electrical or optical specification of the Owner's System. Specifically, the Cable Ship shall be able to satisfy the following requirements regarding its fixed installations and cable handling abilities.

         2.2.1 The Cable Ship shall be equipped with a minimum of two bow and/or stern sheaves each having a minimum 3-metre diameter. At least one of the sheaves shall have a minimum width of 1 metre to allow for the recovery and deployment of a Branching Unit. The profile of the bow or stern sheaves, as applicable, shall be such as to ensure that no additional torque, which is the sole cause of damage to the Owner's cable, is induced into the cable during payout and recovery operations
         .

         2.2.2 The Cable Ship shall be equipped with a minimum of two independent sets of Cable Drum Machinery, each having a minimum 3-metre bend diameter, with minimum dynamic lifting capability of 25 tonnes and static lifting capability of 30 tonnes. Linear draw-off and hold-back gear associated with each cable drum engine shall be designed as to ensure no slippage of Cable, Repeaters, Equalisers, Branching Units or Joint Housings. The Owner waives this requirement with respect to the Normand Cutter, which is equipped with one linear cable engine and one cable drum.

         2.2.3 Cable Machinery shall be fitted with cable length payout/recovery distance display and recording equipment having an accuracy of +/- 0.5% and a resolution of 1 metre.

         2.2.4 Each cable drum on the Cable Ship shall have an associated dynamometer having a minimum 3-metre bend diameter, appropriate scales, precision and recording devices to ensure the safe handling of Submersible Plant. Dynamometers shall be calibrated to give readings of outboard cable tension to an accuracy of better than +/- 5%.

         2.2.5 The Cable Ship shall be equipped with a minimum of 2 cable tanks. Coiling diameters in the cable tanks shall be no less than 3-meters.

         2.2.6 The Cable Ship shall be equipped with bend restrictors and/or quadrants for each of its cable tanks to ensure the transfer / movement of cable does not violate the cable handling guidelines for the Owner's System.

         2.2.7 The cable tanks and associated equipment shall be designed to optimise cable storage and facilitate cable movements. A roller track-way, quadrant, bend restrictor, or other device shall be fitted at the head of each cable tank in order to present a curved path to the cable as specified in Paragraph 2.2.6 of this Section B. The cable tank bell-mouths shall be of sufficient size to accommodate the passage of Joint Housings. Track-ways and trolleys shall be provided to facilitate the transfer of Repeaters and Equalisers. Sufficient anchoring points, deck strength, track-way width and trolley width shall be provided such as to accommodate the storage and movement of up to six tailed Repeater and/or Equaliser housings and one Branching Unit housing.

         2.2.8 The Cable Ship shall be equipped with an overhead gantry or A-frame or crane at the bow or the stern (depending on the location of the Cable Machinery) with sufficient height and strength to permit the handling of the largest and heaviest plant and tools, e.g.

         Repeaters, Equalisers, Branching Units, cut-and-hold grapnels, and in no case shall the safe working load of such gantry or A-frame or crane be less than [2 tons].

         2.2.9 The Cable Ship shall be equipped with either a cable drum or linear cable engine capable of continuously laying Cable, Repeaters and Equalisers from the stern of the Cable Ship in water depths up to and including 7,000 metres. If a cable drum engine is used for this purpose, it shall have sufficient diameter and clearances, and shall be equipped with appropriate draw-off holdback gear, to permit laying of Cable, Repeaters and Equalisers of the Owner's System. In either case (linear engine or drum), the requirements set forth in Paragraphs 2.2.3 and 2.2.4 of this Section B shall also be met.

         2.2.10 Have the capability of loading and storing on board spare submersible plant required for the Owner's System, under environmental conditions specified by the manufacturer or the Owner.

         2.2.11 Shipboard facilities and Submersible Plant storage and handling facilities and methods shall allow and ensure full protection from petroleum products, hydraulic fluid, detergents, silicone oils and other detrimental chemical agents.

         2.2.12 Suitable lighting and opaque protective coverings shall be applied to prevent damage to the polyethylene jacket of unarmoured cables which can be seriously affected by long-term exposure to ultraviolet (actinic) radiation such as sunlight or light emitted by fluorescent and mercury vapour lamps.

         2.2.13 All Repeaters and Equalisers will be stored in purpose built racks, preferably on the vessel's fore and aft line. The racks will be fitted with shaped rubber buffers to support each Repeater end, and shall be situated out of direct sunlight and away from high vibration areas. Securing arrangements will be fitted to prevent movement of the device within the rack and other equipment stored near the rack will be secured to prevent contact with the rack and its contents. Branching Units will be stowed in similar protected areas and will remain in their handling/transportation frames until required for installation. Repeaters and Equalisers shall be fitted with impact recorders at all times during storage and movement. All Repeater, Equaliser and Branching Unit storage will have the facility of electrical earthing

         2.2.14 All cable tanks, cable trackways, sheaves, rollers, cable drums and cable guides shall be regularly inspected and confirmed to be free from any cause of potential damage to the cable prior to and throughout any Repair or Operation.

CABLE WORKING TOOLS

     2.3 All of the following tools shall be permanently available on the Cable Ship.

         2.3.1 Sufficient cable working equipment including buoys and ropes to enable the Cable Ship to undertake any Operation on the Owner's System.

         2.3.2 A full range of stoppers matched to any size of cable used in the Owner's System.

         2.3.3 A full range of passive jamming, holding and cutting grapnels matched to any size of cable used in the Owner's System, and capable of being deployed in any nature of seabed within the area of the Owner's System.

         2.3.4 A grapnel and or ROV capable of hooking and de-burying cable buried down to 1.5 metres in water depths to 2000 metres.



B3       CABLE JOINTING

JOINTING

3.1 Jointing equipment shall be provided on the Cable Ship, together with trained and qualified personnel, to enable it to perform jointing on all cable types used in the Owner's System. Such jointing equipment shall employ Universal Jointing (UJ) technology and subject to the agreement of the Owner regarding the Covered System, Millennia Jointing (MJ) technology. Sufficient sets (in no case no fewer than two sets) of jointing equipment shall be provided on board the Cable Ship to ensure 100% availability at sea.

3.2 The Provider shall be responsible for the maintenance, repair, calibration and upkeep of all jointing equipment used in the provision of the Service.


B4   FAULT LOCALISATION AND TESTING

GENERAL TESTING EQUIPMENT REQUIREMENTS

4.1 Sufficient complete functional sets (in no case fewer than two sets) of basic testing equipment (to ensure 100% availability at sea), together with trained and qualified personnel, shall be available at all times on the Cable Ship for the carrying out of DC measurements on the metallic path of the Owner's System and on its Repeaters and Equalisers, and optical measurements, using recognised safety procedures. The detailed requirements for this basic testing equipment are listed below:

DC TESTING


4.1.1  The following DC testing equipment shall be provided.

              4.1.1.1 Insulation resistance measurement equipment capable of operating up to 1,000 volts.

              4.1.1.2 DC voltage measurement equipment capable of operating over the range 0 to 8,000 volts.


              4.1.1.3 DC current measurement equipment capable of operating over the range 1 mA to 2,000 mA.

              4.1.1.4 The accuracy of voltage and current measurement shall be better than 0.5% across the measurement range.

              4.1.1.5  DC resistance measurement equipment.

              4.1.1.6 Capacitance measurement equipment will be available on the Global Mariner and Global Link only.

PULSE-ECHO TESTING

4.1.2    Pulse-echo measurement equipment. Optical-Fibre Cable Testing

4.1.3    The following optical cable testing equipment shall be provided.

              4.1.3.1 Optical time domain reflectometer equipment, with the minimum capabilities of operating at 1310 and 1550 nanometer wavelengths and within the dynamic range of 0 to 34 dB.

              4.1.3.2 Optical power meters capable of measuring received light over a range of -47 to +20 dbm at the 1310 and 1550 nanometer windows.

              4.1.3.3 Stabilized optical power sources capable of an output of -3 dbm at the 1310 and 1550 nanometer windows.

              4.1.3.4 Optical attenuators switchable in 0.5 dB steps over a range of 60 dB.

B5       POWER FEEDING EQUIPMENT

5.1 The Cable Ship shall be equipped with a permanently installed Power Feeding Equipment (PFE) capable of fulfilling the requirements set forth in paragraphs 5.1.1 to 5.1.6 below.

         5.1.1 The output current range shall be 100 mA to 2,000 mA with a stability of better than 0.5%.

         5.1.2  The output voltage range shall be 0 volts to 7500 volts.

         5.1.3 The accuracy of voltage and current measurement shall be better than 0.5% across the measurement range.

         5.1.4 The shipboard PFE shall be fitted with alarms, trips, metering and recording facilities to normal industry standard.

         5.1.5 The shipboard PFE shall be capable of operation in conjunction with the PFE in the terminal stations either in constant-current mode or constant-voltage mode.

         5.1.6 The shipboard PFE shall comply with the national safety legislation of the Provider.

B6       CABLE DETECTION AND TRACKING


6.1 Basic detection and tracking equipment shall be provided on the Cable Ship at all times, together with trained and qualified personnel, to enable it to detect and track all cable types used in the Owner's System. The detailed requirements for this basic detection and tracking equipment are as follows:


         6.1.1 Suitable electroding equipment and probes capable of detecting the electromagnetic field induced by a low frequency current of no more than 5 mA, within the range 15 Hz to 25 Hz, at a distance of at least 15 metres from the cable in up to 200 metres water depth.

B7       NAVIGATION AIDS

7.1 Operational navigation aids shall be provided on the Cable Ship at all times, together with trained and qualified personnel, to enable it to operate anywhere within the area of the Owner's System.

7.2 A differential global positioning system (DGPS) shall be provided and its statistical accuracy shall be better than 10 metres to permit the normal operation of an associated dynamic position system. Completely duplicated DGPS systems shall be provided.

B8       DYNAMIC POSITIONING SYSTEM

8.1 A Dynamic Positioning (DP) System shall be provided which shall enable the Cable Ship to comply with the requirements of Section B2, paragraph 2.1.10 of this Specification.

8.2      In particular, the DP System shall:

         8.2.1 Be a Duplex system capable of continuing to operate with the loss of one console.

         8.2.2 Be capable of maintaining information flows using separate computers supplied with identical data to ensure the same outcomes. The loss of one computer shall be allowed for in the redundancy specification of the Duplex system.

         8.2.3 Shall provide navigational redundancy via 2 (two) Global Positioning Systems (GPS) with differential inputs to the computers.

         8.2.4 Be capable of accepting station-keeping inputs from taut wires and HPRs.

         8.2.5 Shall incorporate uninterruptible power supplies (UPS) to both systems.

         8.2.6 Owner waives the requirements of 8.2.1 and 8.2.2, with respect to the Atlantida and Global Mariner.

B9       CABLE SHIP COMMUNICATION SYSTEM

9.1 In addition to conventional communications equipment, the Cable Ship shall be equipped with a satellite communication system capable of transmitting and receiving oral and written telecommunications and electronic data files. Completely duplicated communications systems shall be provided. The satellite communication systems shall not significantly interfere with the DGPS system or dynamic positioning systems onboard the Cable Ship.

9.2 The communications distribution system within the Cable Ship where possible shall include the provision, in the cabin(s) allocated for the use of the Owner's Shipboard Representative(s), of an analogue telephone line providing direct connection between the Representative's portable computer and the Cable Ship's satellite communication system. The said cabins shall also be equipped with a fax machine, printer or combined fax/printing facilities providing for the generation, transmission and receipt of facsimile messages by the Representative.

B10      REMOTELY OPERATED VEHICLE (ROV) CAPABILITY

10.1 The Cable Ship shall be equipped with a ROV and shall have the capability to launch, operate and recover said ROV as described in Section E of this Specification.



B11      CABLE SHIP PERSONNEL

11.1 The Cable Ship shall be crewed by appropriately skilled, qualified and experienced personnel with English-speaking Officers in key roles.

11.2 The Cable Ship shall be crewed with particular regard to the special skills required on cable maintenance work including, but not confined to, ship handling, ROV operation, cable repair techniques, cable machinery operation and cable handling, transmission engineering and testing and cable jointing, also having regard to the need to have sufficient numbers of personnel possessing such skills continuously available throughout the duration of a repair operation.



11.3 The Cable Ship shall be complemented in general accordance with the attached Appendix B1.


                                End of Section B

                               Appendix B1 follows

                                   APPENDIX B1

                              CABLE SHIP COMPLEMENT

                  ===========================================
                  RATING                           REPAIR
                  ===========================================
                  -------------------------------------------
                  Master                              1
                  -------------------------------------------
                  Ch. Mate                            1
                  -------------------------------------------
                  1st. Off.                           1
                  -------------------------------------------
                  2nd. Mate                           2
                  -------------------------------------------
                  3rd. Mate                           2
                  -------------------------------------------
                  TOTAL LIC. DECK                     7
                  -------------------------------------------

                  -------------------------------------------
                  Bosun                               1
                  -------------------------------------------
                  Bosun Mate                          2
                  -------------------------------------------
                  AB                                  8
                  -------------------------------------------
                  OS                                  4
                  -------------------------------------------
                  TOTAL UNLIC. DECK                  15
                  -------------------------------------------

                  -------------------------------------------
                  JOINTER ASSISTANTS                  4
                  -------------------------------------------

                  -------------------------------------------
                  Chief Engineer                      1
                  -------------------------------------------
                  1st.  A/E                           1
                  -------------------------------------------
                  2nd. A/E                            3
                  -------------------------------------------
                  3rd. A/E                            2
                  -------------------------------------------
                  TOTAL LIC. ENGINE                   7
                  -------------------------------------------

                  -------------------------------------------
                  OMU                                 3
                  -------------------------------------------
                  Wiper                               1
                  -------------------------------------------
                  TOTAL UNLIC. ENGINE                 4
                  -------------------------------------------

                  -------------------------------------------
                  Chief Steward                       1
                  -------------------------------------------
                  Chief Cook                          1
                  -------------------------------------------
                  S/A                                 3
                  -------------------------------------------
                  TOTAL STWD. DEPT.                   5
                  -------------------------------------------

                  -------------------------------------------
                  Jointers                            2
                  ROV Crew                            4
                  EIC                                 1
                  ===========================================
                  GRAND TOTALS                       49
                  ===========================================

                           TECHNICAL SPECIFICATION FOR

                                 ***************

                      MARINE MAINTENANCE SERVICE AGREEMENT
                                     FOR THE
                          FLAG ATLANTIC-1 CABLE NETWORK

                            DOCUMENTATION AND REPORTS

C1 INTRODUCTION   1
C2 OPERATIONAL DOCUMENTATION        1
C3 ACTIVITY AND UTILISATION REPORTS 2
C4 SERVICE LEVEL AND OTHER REPORTS  3
C5 DOCUMENTATION PROVIDED BY THE OWNER      4
APPENDIX C1 NOTIFICATION OF COMMENCEMENT OF A CABLE SHIP
OPERATION   5
APPENDIX C2 METHOD OF PROCEDURE     6
APPENDIX C3 REPAIR SYNOPSIS         7
APPENDIX C4 NOTIFICATION OF COMPLETION OF A CABLE SHIP OPERATION   8
APPENDIX C5 MONTHLY CABLE SHIP ACTIVITY REPORT       9
APPENDIX C6 QUARTERLY CABLE SHIP ACTIVITY REPORT     10
APPENDIX C7 ANNUAL CABLE SHIP ALLOCATION REPORT      11
APPENDIX C8 CONTENTS OF REPAIR COMPLETION REPORT     12
APPENDIX C9 CABLE REPAIR DATA MANAGEMENT             19
APPENDIX C10 CABLE SHIP SCHEDULE

C1       INTRODUCTION

1    This section defines the documentation and reports to be provided by the
Provider or the Owner in support of the Service. All documentation provided by the Provider under this Section C shall comply with the Provider's standards following approval by the Owner, which shall not be unreasonably withheld.

C2       OPERATIONAL DOCUMENTATION

2.1 When the Provider is notified to commence an Operation or when a Cable Ship changes operational status, the Provider shall notify the Owner by facsimile, as specified below.

     2.1.1 Upon receipt by the Provider of written notification that its Cable Ship is required to carry out an Operation, the Provider shall, within 12 (twelve) hours, transmit to the Owner a "Notification of Commencement of a Cable Ship Operation" in the format given in Appendix C1.

     2.1.2 Upon receipt by the Provider of written notification that its Cable Ship is required to carry out a Repair, the Provider shall, within 24 (twenty-four) hours, transmit to the Owner a draft "Method of Procedure" in a format approved by the Owner and exemplified in Appendix C2, detailing the method by which the Provider proposes to conduct the repair operation. The Owner shall have the right to require modifications to the proposed procedure. The Owner shall be responsible for providing the narrative of the Method of Procedure for those aspects that are the traditional domain of the Maintenance Authority such as selection of spares, choice of fiber type, and dispersion management related decisions.

     2.1.3 For the duration of an Operation, the Provider shall provide the Owner with daily progress reports, by no later than 0900 Cable Ship local time (or as otherwise agreed by the Owner) on each day of the Operation. Such daily reports shall include:

             (i)    a log of the previous day's events;

             (ii) a projection of the expected work updated daily, including the time to complete significant stages of the repair and an indication of the estimated number of hours remaining until completion of the final splice;


             (iii) an indication of the times when the Cable Ship is likely to require co-operation from the Owner's cable stations;

             (iv) information on the nature of the fault, any possible delays and any equipment and procedural problems encountered;


     and the format of such daily reports shall follow as far as possible the steps given in the pro forma "Repair Synopsis" attached as Appendix C3. Such daily reports shall also include data in support of the Provider's performance in relation to the Direct Measures of Quality contained in Section F of this Specification.

     2.1.4 Upon completion of an Operation, the Provider shall, within 24 (twenty four) hours, provide the Owner with a "Notification of Completion of a Cable Ship Operation" in the format given in Appendix C4.

     2.1.5 Upon a Cable Ship's change in operational status, eg., Standby, Repair, etc, the Provider shall transmit to the Owner a notification of the change in status in accordance with Appendix C1 or C4, as appropriate.

2.2 Within one (1) week of a Repair being completed, the Provider shall provide the Owner with a Repair Synopsis in accordance with the format given in Appendix C3.

2.3 Within thirty (30) days after the completion of a Repair, the Provider shall provide the Owner with a detailed Repair completion report in the English language. Such completion report shall include, but not be limited to, the items listed in Appendix C8. The Owner may also reasonably require additional copies of the Repair completion report to be provided to other specified entities.

2.4 Cable Ship reporting arrangements for Operations other than Repairs shall be as agreed between the Provider and the Owner prior to such Operation.

C3       CABLE SHIP ACTIVITY REPORTS

3.1 The Provider shall be responsible for the dissemination of information on Cable Ship activities and utilisation. The Provider shall advise the Owner as follows:

         3.1.1 By the close of the second business day of each month, the Provider shall provide the Owner with a "Monthly Cable Ship Activity Report" in accordance with the format given in Appendix C5. Monthly reports should cover a two-month period as follows. The first month should show actual activities, the second month should show activities that are planned.

         3.1.2 Not later than one (1) month after the end of each quarter, the Provider shall provide the Owner with a "Quarterly Cable Ship Activity Report" in accordance with the format given in Appendix C6. This report should compile the retained data from weekly reports to show the percentage of time spent each month on a particular activity. The report should also show, on a quarterly basis, time spent by each Cable Ship on each defined type of activity such as standby, Repair, etc thus providing a total of days and percentage of time spent on each activity. The report should also contain a graphical presentation of all activities of the Cable Ships' operations during the quarter.

         3.1.3 Not later than one (1) month after the end of each calendar year, the Provider shall provide the Owner with an "Annual Cable Ship Allocation Report" in accordance with the format given in Appendix C7. This report should show, on an annual basis, time spent by each Cable Ship on each defined type of activity such as standby, Repair, etc. providing a total of days and percentage of time spent on each activity.

         3.1.4 Not later than one (1) month prior to the commencement of the Services, and one month prior to the end of each calendar year, the Provider shall provide the Owner with a "Cable Ship Schedule" in accordance with the format in Appendix C10. This report should show the Cable Ship schedule for the current or next calendar year as applicable. The report may be updated by the Provider as necessary to reflect any known changes in the Cable Ship schedule.


C4       SERVICE LEVEL AND OTHER REPORTS

SERVICE LEVEL REPORTS

4.1 The Provider shall provide the Owner with a report of any instance when the Provider fails to meet any of the Direct Measures of Quality described in Section F of this Specification (a "Miss Report"), including the amount of the relevant Credit recorded by the Provider. Such Miss Reports shall be provided within 7 (seven) days of the occurrence concerned.

4.2 The Provider shall provide the Owner with a report detailing the corrective actions taken by the Provider to avoid a repetition of the cause of any failure to meet a Direct Measure of Quality (a "Corrective Action Report"). Such Corrective Action Reports shall normally be provided with 30 (thirty) days of the occurrence concerned.

4.3 In the event that a Direct Measure of Quality is bettered sufficiently to satisfy the relevant Betterment Criterion defined in Appendix F1 of this Specification, the Provider shall provide the Owner with a report of the occurrence (a "Betterment Report"), including the amount of the relevant Credit Offset recorded by the Provider. Such Betterment Reports shall be provided within 7 (seven) days of the occurrence concerned.

4.4 The Provider shall provide the Owner with a report of the outcome of the reconciliation exercise carried out by the Provider on the Performance Reconciliation Date (a "Performance Reconciliation Report") including the detailed computation of Credits and Credit Offsets and the amount of any proposed adjustment to Annual Fee payments. A Performance Reconciliation Report shall be provided within 7 (seven) days of the relevant Performance Reconciliation Date.

SUMMARY REPORTS

4.5 The Provider shall provide the Owner with a quarterly report of its activities and events in the provision of the Services during the Quarter concerned (a "Quarterly Summary Report"). Such reports shall include but shall not be limited to:-

         (i)      the Repairs conducted;

         (ii)     the type and location of faults;

         (iii)    the submersible plant added to and removed from the Owner's
                  System;

         (iv)     the spares and consumables expended;

         (v) the submersible spares and consumables inventory and re-order status;

         (vi) the cable awareness and cable protection activities undertaken.

4.6 Such Quarterly Summary Reports shall be provided within thirty (30) days of the end of the quarter concerned.

4.7 The Provider shall provide the Owner with an annual report of its activities and events in the provision of the Services during the year concerned (an "Annual Summary Report"), including but not limited to a consolidation of the relevant Quarterly Summary Reports. Such Annual Summary Reports shall be provided within 30 (thirty) days of the end of the year concerned.



C5       DOCUMENTATION PROVIDED BY THE OWNER

5.1 The Owner will provide the Provider in a timely manner with any of the following documentation in respect of the Owner's System not already in the possession of the Provider:

         (i)      Copies of all Owner's Permits;

         (ii)     Copy of the as-laid system Route Position List;

         (iii)    Copy of the "as-laid" system Straight Line Diagram;

         (iv)     Copies of any post-lay installation and burial reports;

         (v)      Details of all cable and pipeline crossings;

         (vi) Copies of any repair completion reports for repairs not carried out by the Provider.

         (vii) Copies of the Owner's System manufacturer cable handling specification including all information regarding storage and cable ship operations including laying and repair guidelines.

         (viii) Repair and Return procedures / documentation, Warranty requirements in support of the Return and Repair Policy.


5.2 On an annual basis, the Provider shall check and ensure that it has been provided with the documentation specified in Paragraph 5.1 above and request the Owner, in writing, to provide any missing documentation.



                                End of Section C

                           Appendices C1 to C10 follow

                                   APPENDIX C1


                                FACSIMILE MESSAGE

TO:      OWNER

FROM:    PROVIDER

DATE:

SUBJECT: NOTIFICATION OF COMMENCEMENT OF A CABLE SHIP OPERATION

A) CABLE SHIP:

B) CABLE SYSTEM:

C) TYPE OF OPERATION:

D) NOTIFIED DATE/TIME:

E) LOADING SPARES:
    (i) ESTIMATED START DATE:
    (ii)ESTIMATED COMPLETED DATE:

F) ESTIMATED DEPARTURE DATE:

G) SAILING FROM:

H) ETA CABLE GROUND DATE:

I) ETA RETURN TO PORT:

Best regards,

                                   APPENDIX C2


                     METHOD OF PROCEDURE: EXAMPLE OF FORMAT

BACKGROUND

Narrative describing the events leading up to the proposed repair operation, including in particular:-

         - the source, date and time of the initial (Telephone) and subsequent confirmatory (Facsimile) request from the Owner's representative for the services of the [Cableship];

         - the information provided to the Provider by the Owner concerning the nature and location of the fault concerned, including any tests carried out and the results obtained;

         - the identity and contact details of the Shipboard Representative or Shore Representative appointed by the Owner and, if the former, the [Cableship] joining arrangements;

         - details of any special arrangements required to be made at the Cable Stations or elsewhere by the Owner prior to the commencement of the operation

         - details of the arrangements made by the Provider for the acquisition of any necessary operational permits or other governmental approvals, together with the status of such arrangements;

         -  Any other relevant background information.



A substantial part of this narrative might be provided by the Owner to facilitate the earliest possible production of the Method of Procedure.



PROCEDURE


Narrative describing the proposed repair methodology. The simplified example which follows makes no allowance for the more complex repair rules applicable to the Owner's DWDM cable system :-

1. Prior to beginning work, the [Cableship] should contact the FLAG Network Operations Centre (FNOC) and confirm with Power Safety Messages (PSMs) that the power is off, and the terminals are in cable short circuit. The [Cable Station] PFE can then be configured to apply 100 mA 25 Hertz tone.

2. Written confirmation of the above will be faxed from the FNOC to the Power Safety Officer (PSO) on board the [Cableship].

3. Towed electrodes will be used by the [Cableship] in the area of [suspected fault location] in an attempt to pinpoint the break location. Electroding tone will be removed prior to commencing the first grapnel run, and confirmed in writing to the [Cableship] PSO.

4. Assuming the cable is cut, the initial recovery attempts will be with a Holding Flatfish or Sliding Prong (or other grapnel as determined by the [Cableship]) in an attempt to recover the cable to the surface just east of break point. A detrenching grapnel may be required.

5. Depending on cable leads and tension, the cable will either be recovered on deck or cut away by engaging a second grapnel with cutting blades, outboard of the sheave.

6. The [Cable Station] side cable will be recovered to the working deck, and tested for insulation resistance (open circuit required at [Cable Station]) and an OTDR towards Repeater R[n]. The IR test will be considered good if the resistance is greater than 100 meg-Ohm @500 Volts for two minutes.

7. If the tests of the cable are OK and the cable coming aboard during positioning of the cable end on the working deck looks good physically, then no further recovery is required. The end will be sealed and deployed on a buoy or float.

8. A second holding run will be made for the [Cable Station] side as necessary.

9. The [Cable Station] side will be brought back aboard, the [Cable Station] terminal will be asked to go open circuit, and the cable will be tested as above, confirming with an IR test as above. Double-end power feeding may also be applied if necessary, using a DC power supply from the ship to balance current with [Cable Station].

10. The cable will be closely inspected as it is recovered towards [Cable Station] and the fault. No more recovery will be made than necessary to find the fault unless cable conditions (or IR and OTDR results) warrant further recovery.

11. Once the cable fault is recovered and cut out, the tests will be repeated towards [Cable Station] for confirmation. As above, the IR test will be considered good if the resistance is greater than 100 meg-Ohm @500 Volts for two minutes.

12. With the [Cable Station] end proven clear, a splice shall be made to the top end of the appropriate spare piece as selected by the [Cableship] management and the FLAG Shipboard Representative. This will be the initial splice point. The splice can be measured by using an OTDR from the bottom end of the spare piece.

13. After the splice is completed, the ship will lay back to, and recover the buoy. Continuous OTDR monitoring of all fibres (in sequence) will be made during the lay, watching carefully for kinks.

14. If there is damage on the [Cable Station] side, further recovery (and pay-out of the spare cable) and testing will be required. (If the tests indicate that there is additional damage a significant distance away, then this damage may have to be handled in a separate repair.)

15. Once both ends are judged clear (using OTDR and IR tests toward [Cable Station]), the final splice process can begin. In order to reduce the amount of slack in the final bight, the cable shall be stripped from the drums prior to positioning the ends for the final splice. The cable may be cut as necessary for this operation.

16. After applying the ferrules, but prior to splicing the fibres, a final OTDR check shall be made in both directions.

17. The [Cableship] testing officer and the FLAG Shipboard Representative shall discuss and determine the practicality and value of powering the system for COTDR testing from [Cable Station(s)] after the fibres are spliced in the final joint process. Alternatively, the quality of the final splice can be satisfactorily judged by Splicing machine estimate and the opinion of the jointing supervisor and the FLAG Shipboard Representative. If terminal testing is not performed, the splice will be considered good if the Splicing machine estimate is less than 0.1 dB.

18. After completion of X-rays and final assembly, the final bight will be paid out all the way to the bottom on rope, using a slip rope or bight release hook if available.

19. Power control will be passed back to the terminals after the bight reaches the bottom. Depending on the system traffic, weather and tidal conditions, the [Cableship] will hold onto slack rope, waiting for the system to be powered and tested from [Cable Stations] prior to cutting away. These tests will be at the direction of the FNOC and performed as rapidly as possible.

20. Once the FNOC confirms that the repair tests satisfactorily, the [Cableship] shall be released unless a second repair is necessary.

                                   APPENDIX C3

                                 REPAIR SYNOPSIS


 ----------------------------------------------------------------------------------------------------------------------------------
   1   CABLE SYSTEM :                                            REPAIR N(DEGREE)nn
 ----------------------------------------------------------------------------------------------------------------------------------
   2   C/S NAME :                                                ROV ASSISTANCE ?   Yes/No
 ----------------------------------------------------------------------------------------------------------------------------------
   3   OWNER'S REQUEST DATE & TIME:                              DD/MMM/YY     HH,mm
 ----------------------------------------------------------------------------------------------------------------------------------
   4   MULTIOPERATION AGREEMENT ? Input Yes or No                IN SERVICE REPAIR ? Input Yes or No
 ----------------------------------------------------------------------------------------------------------------------------------
   5   DATE/TIME OF MOBILISATION:                                                DD/MMM/YY                           HH.mm
 ----------------------------------------------------------------------------------------------------------------------------------
   6   NAME OR GEO. POS. OF THE MOB. SITE:                                                    Eg, Base Port
 ----------------------------------------------------------------------------------------------------------------------------------
   7   DATE /TIME OF DEPARTURE:                                               DD/MM/YY                         HH.mm
 ----------------------------------------------------------------------------------------------------------------------------------
   9   NAME OF ANY PORT CALL/ CALL DURATION:                              Port name                           HH.mm
 ----------------------------------------------------------------------------------------------------------------------------------
  10   ARRIVAL ON CABLEGROUND:                                             DD/MM/YY                           HH.mm
 ----------------------------------------------------------------------------------------------------------------------------------
  12   DATES OF ANY WEATHER STANDBY:                               DD/MM/YY  HH.mm             DURATION?:       HH.mm
 ----------------------------------------------------------------------------------------------------------------------------------
  13   CABLE SURVEY:             ROV ?              Yes or No                                 Yes or No
                                                                 ELECTRODING?:
 ----------------------------------------------------------------------------------------------------------------------------------
  15   CUT. DRAG ? :Yes/No       NBR OF RUN(S) ?: nn       ROV:Yes/No                           AG:Yes/No         PG ?:  Yes/No
 ----------------------------------------------------------------------------------------------------------------------------------
  16   CUTTING DRAG  TOTAL DURATION                                                          DD HH
 ----------------------------------------------------------------------------------------------------------------------------------
  17   HOLDING DRAG FIRST END GRAPNEL TYPE:                                                     NBR OF RUN(S) ? :nn
 ----------------------------------------------------------------------------------------------------------------------------------
  18   HOLDING DRAG SECOND END GRAPNEL TYPE:                                                    NBR OF RUN(S) ? :nn
 ----------------------------------------------------------------------------------------------------------------------------------
  19   HOLDING DRAG TOTAL DURATION:                                                   DD HH
 ----------------------------------------------------------------------------------------------------------------------------------
  20   INITIAL SPLICE:TOT NBR OF FIB. SPLICINGS?  nn               TOT NBR OF MOULDINGS? nn             DURATION ?: HH.mm
 ----------------------------------------------------------------------------------------------------------------------------------
  21   SPLICES ON BOARD:TOT NBR OF FIBER SPLICINGS ?  nn TOT NBR OF MOULDINGS ? nn                      DURATION : HH.mm
 ----------------------------------------------------------------------------------------------------------------------------------
  22   DATE/GEO POS. OF  INIT. SPLICE AT BOW ?            DD/MMM/YY  HH.mm                 XXX(degree)XX,XX N/S    XXX(degree)XX'
                                                                                                                    XX W/E
 ----------------------------------------------------------------------------------------------------------------------------------
  23   FINAL SPLICE:TOT NBR OF FIBER SPLICINGS ?  nn  TOT NBR OF MOULDINGS ? nn                                 DURATION :DD HH
 ----------------------------------------------------------------------------------------------------------------------------------
  24   DATE/GEO POS. OF FINAL SPLICE AT BOW ?             DD/MMM/YY  HH.mm                  XXX(degree)XX,XX N/S    XXX(degree)XX'
                                                                                                                     XX W/E
 ----------------------------------------------------------------------------------------------------------------------------------
  25   RELEASE FROM CABLE GROUND:                                     DD/MMM/YY    HH.mm
 ----------------------------------------------------------------------------------------------------------------------------------
  26   CAUSE FOR CALL DURING REPAIR  IF ANY ?
 ----------------------------------------------------------------------------------------------------------------------------------
  27   NAME OF PORT CALL ?:                                                                            DURATION ?   DD HH
 ----------------------------------------------------------------------------------------------------------------------------------
  29   CAUSE FOR CALL BEFORE RETURN TO BASE IF ANY ?:
 ----------------------------------------------------------------------------------------------------------------------------------
  30   NAME OF PORT CALL?:                                                                             DURATION ?   DD HH
 ----------------------------------------------------------------------------------------------------------------------------------
  31   ARRIVAL AT BASE PORT:                                                        DD/MMM/YY     HH.mm
 ----------------------------------------------------------------------------------------------------------------------------------
  32   FINAL DEMOBILISATION:                                                        DD/MMM/YY     HH.mm
 ----------------------------------------------------------------------------------------------------------------------------------
  33   REPAIR DURATION:                                                            DD HH
 ----------------------------------------------------------------------------------------------------------------------------------

(All times in UTC unless otherwise stated, in which case differential from UTC shall also be stated.)


---------------------------------------------------- ----------------------------------------- -----------------------------------
PREPARED BY (NAME):                                  SIGNED:                                   DATE:

---------------------------------------------------- ----------------------------------------- -----------------------------------

EMAIL:                                               TEL NO:                                   FAX NO:

---------------------------------------------------- ----------------------------------------- -----------------------------------

                                   APPENDIX C4


                                FACSIMILE MESSAGE


              TO:          OWNER

              FROM:        PROVIDER

              DATE:


              SUBJECT: NOTIFICATION OF COMPLETION OF A CABLE SHIP OPERATION


              A) CABLE SHIP:

              B) CABLE SYSTEM:

              C) TYPE OF OPERATION:

              D) DATE/TIME DEPARTURE FOR REPAIR:

              E) DATE/TIME ARRIVAL ON GROUND:

              F) DATE/TIME FINAL SPLICE SLIPPED:

              G) DATE/TIME RELEASED BY TERMINALS:

              H) ARRIVED AT (PORT):

              I) DATE/TIME ARRIVAL AT PORT:

              J) DAYS/HOURS PORT TO PORT:

              K) DAYS/HOURS ON CABLE GROUNDS:

              L) COMMENTS:


              Best regards,

                                   APPENDIX C5

          MONTHLY CABLE SHIP ACTIVITY REPORT FOR THE PERIOD BEGINNING:
                                    DD/MM/YY

CABLE SHIP                        DATE     TIME                     ACTIVITY

CABLE SHIP 1

     ACTUAL

           DD/MM/YY hh:mm

           DD/MM/YY hh:mm

     PROJECTED

           DD/MM/YY

           DD/MM/YY

CABLE SHIP 2

     ACTUAL

           DD/MM/YY hh:mm

           DD/MM/YY hh:mm

     PROJECTED

           DD/MM/YY

           DD/MM/YY

CABLE SHIP 3

     ACTUAL

           DD/MM/YY hh:mm

           DD/MM/YY hh:mm

     PROJECTED

                  DD/MM/YY

                  DD/MM/YY

                                   APPENDIX C6

                      QUARTERLY CABLE SHIP ACTIVITY REPORT


QUARTERLY CABLE SHIP ACTIVITY REPORT

                        FROM: 01 XXXXX 01 TO 31 XXXXX 01


        SHIP               DURATION                       ACTIVITY                         PERCENT
        DATE/              DY/HR/MIN                                                          OF
        TIME                                                                               QUARTER
=========================================================================================================



SHIP 1








SHIP 2








SHIP 3

                                   APPENDIX C7


                       ANNUAL CABLE SHIP ALLOCATION REPORT

                                      YEAR:


                  ACTIVITY                  SHIP 1                    SHIP 2                     SHIP 3
                                      DAYS           %           DAYS          %           DAYS           %
==================================================================================================================

            STANDBY


            REPAIR


            etc




                                  --------------------------------------------------------------------------------
TOTAL
                                  --------------------------------------------------------------------------------

                                   APPENDIX C8

                      CONTENTS OF REPAIR COMPLETION REPORT

1.   TABLE OF CONTENTS
     The first page of the Completion Report should be the Table of Contents, which should refer to each of the following items:
2.   REPORT DISTRIBUTION LIST
     The distribution list should contain the name, title, company affiliation, mailing address, telephone/fax number and number of copies required for each entity receiving a copy of the Completion Report. Unless and until the Owner notifies the Provider otherwise, one copy of each Completion Report shall be provided to each of the following:-


         Mr M Rhodes                                                Mr L E Hagadorn
         Manager, Marine Activities                                 Manager, Marine Maintenance
         FLAG Limited                                               43 Winding Way
         Al Masaood Building (7th Floor)                            Stirling, NJ 07980
         Al Maktoum Road                                            USA
         PO Box 30440
         Dubai
         UAE

         Mr T Allen                                                 Mr G Marle
         Charting Services Manager                                  Qualtrack Limited
         Global Marine Systems Limited                              Fairholme House
         East Saxon House                                           Beaulieu Road
         27 Duke Street                                             Marchwood
         Chelmsford                                                 Southampton
         Essex CM1 1HT                                              Hampshire SO40 4UQ
         UK                                                         UK


3.   AUTHORISATION FOR CABLE REPAIR
     The Owner will normally send either a fax or an Email message to the Provider requesting the services of the Cableship. A copy of that message should be included here.
4.   NOTIFICATION OF COMMENCEMENT/COMPLETION
     Copies of the fax messages "Notification of Commencement of a Cableship Operation" and "Notification of Completion of a Cableship Operation", transmitted by the Provider to the Owner, should be included here.
5.   LOADING INSTRUCTIONS
     The Owner will advise what spare plant is to be loaded on the Cableship for the purposes of the Repair, also identifying the preferred cable piece(s) to be used for the repair. A copy of those instructions should be included here.

Note:

     The Owner's System contains cable that includes mixtures of fiber types that are location-specific within each repeater span. The line cable also has directional characteristics as identified by the fibre colour code. Therefore, system cable that is recovered from previous repairs may not always be appropriate for use in subsequent repairs. Likewise, the original spare stock for this system is specifically designed for use as spare in this system only. The Provider must take special care to preserve the labelling of each piece of spare cable loaded and off-loaded. Additionally, each piece of recovered line cable that is placed into spare stocks after completion of the repair must be labelled as to where it was removed from in the Owner's System, noting section number and kp position (referenced to a named repeater) within the section. This information must be included in the repair completion report in order to facilitate subsequent re-use of the recovered plant. (See paragraph 21 of this Appendix for further requirements.)

6.   METHOD OF PROCEDURE
     A copy of the Method of Procedure, produced by the Provider and approved by the Owner in advance of the operation, should be included in this section.

7.   ROV OPERATIONS
     If an ROV was used, then either a separate ROV operations report can be provided, or the significant details of the ROV work can be included here. As a minimum requirement, the information should include the following:

     1.  Mobilisation details;
     2. ROV tests performed, including test dives prior to performing cable work;
     3. A list of dives performed, along with the work accomplished for each dive;
     4. A list of ROV problems encountered, including a list of total time lost due to ROV repairs;
     5. A diary of significant events during each dive, with videotape footage listings referenced to depth, navigation position of the ROV and cable km positions if possible. Any cable suspensions, visible damage, joint housings, repeaters, obstructions or fishing gear/anchors seen on camera should be included and carefully referenced;
     6. A straight-line diagram (SLD) of the ROV inspection/cutting/recovery work should be provided, including depth and position references. Any significant events from the diary above should be included on the SLD;
     7. A "highlight" videotape should be provided, showing all significant parts of the ROV work, with footage counter references as described above;
     8.  Demobilisation details;
     9. Any other details as required by the relevant ROV Agreement or as requested by the relevant Maintenance Authority.

8.   SCHEDULE FOR THE REPAIR
     If the Provider produced a schedule for the operation from beginning to end, a copy of that schedule, together with any subsequent revisions thereof, should be included in this section.

9.   LIST OF CONTACT POINTS
     A list of the cable terminals and individuals receiving copies of the Daily Reports (and power safety messages) should be included here, showing name, title, company affiliation, telephone and fax numbers.

10.  COPIES OF PERMITS TO WORK
     A copy of any Operational Permit(s), required in order to undertake the work, should be included here.

11.  COPIES OF DAILY REPORTS AND WEATHER REPORTS
     Copies of all Daily Reports should be included here. If the ship received customised weather reports, these should also be included.

12.  DIARY OF SIGNIFICANT EVENTS
     A time-referenced list of all significant events, in chronological order, should be included here. Times in UTC are preferred, but if local times are used a reference to the differential from UTC should be included. This list should include as a minimum the following items:

     1) An outline of the operation to be undertaken, including the expected fault location, water depth, burial depth, cable type and proximity of the fault area to other cables, pipelines or other known sub-sea features;

     2)    Date and time the Owner's request was received;

     3)    Date and time loading starts;

     4)    Date and time loading finishes;

     5) Date and time of sailing (note when the last line was released from the dock);

     6)    Average speed in transit to the repair grounds;

     7)    Date and time of arrival on the repair grounds;

     8)    Date and time of assuming power safety control;

     9) Date and time of each grapnel run, noting gear used and start/stop positions;

     10)   Date and time of first end on board;

     11) Short description of test results on first end (Details to be included below under "Testing Results");

     12)   Date and time of releasing the first cable buoy;

     13)   Date and time of second end on board;

     14) Short description of test results on second end (Details to be included below under "Testing Results");

     15) Short description of any damage recovered, providing best professional opinion on the cause of the fault;

     16) Details of the location of the actual fault, quoting Latitude and Longitude in degrees, minutes and tenths of minutes. Include kilometre point (kp) mark positional reference if possible;

     17)   Identification of the spare cable piece selected for jointing;

     18) Date and time of start and finish of initial splice (Jointing details to be included below under "Jointing Details");

     19) Summary of test results for the initial splice (Details to be provided below under "Testing Results");

     20) Details of position of "point of departure" from original as-laid route to repair route if appropriate (Navigation aids or accuracy may differ from the original lay);

     21)   Position of initial splice at start of lay;

     22)   Date and time of start of lay to buoy;

     23)   (Similar information for intermediate joints as necessary);

     24)   Details of alter-course positions;

     25)   Date and time of recovering cable buoy;

     26)   Date and time of recovery of first end;

     27) Short description of test results (Details to be included below under "Testing Results");

     28) Date and time of start and finish of the final splice (Jointing details to be included below under "Jointing Details");

     29) Summary of test results of the final splice (Details to be provided below under "Testing Results");

     30)   Date and time of commencing the pay-out of the final splice;

     31)   Date and time of relinquishing power safety control to the terminals;

     32) Date and time of releasing the final splice. Note whether an acoustic release device was used or not, and include the length(s) of rope remaining attached to the final splice;

     33) Note position and depth of the final splice joint housing, along with estimated orientation of the final bight on the sea-bed;

     34) Details of position of "point of return" to original as-laid route from the repair route if appropriate (Navigation aids or accuracy may differ from the original lay);

     35)   Date and time the Cableship is released from the repair;

     36) Include a brief summary of any information received from the Owner on the results of the terminal tests of the repair after release;

     37)   Average speed of return transit;

     38) Date and time of returning (note when the first line is taken aboard from the dock);

     39)   Date and time of start and finish of off-loading;

     40)   Date and time the Cableship is finished with the repair job.

13.  TESTING RESULTS

1) OTDR plots should be printed using an appropriate dB scale so that any irregularities are clearly visible in the plot. Multiple traces of the same fibre using different dB scales may be necessary to accomplish this.

2) Each trace should contain written information identifying the fibre under test, and if practical a simple drawing (such as an excerpt from the SLD for the section) included to help locate the cable piece under test in the system.

3) Each piece of spare cable should be measured with the OTDR once it is loaded on board the Cableship and included in the report.

4) DC Tests will normally be confined to Insulation Resistance (IR). For this test, the standard will be 500 V for two minutes on spare cable, and 500 V for five minutes on sections of system cable over 500 km in length. Minimum acceptable values of IR will be defined by the Owner, but typically > 200 Meg-Ohms after two to five minutes is acceptable.

5) Fusion Splice one-way OTDR loss test results should be noted where appropriate

6)       All appropriate test results should be included here as follows:

         o OTDR plots for all fibres shot in both directions at the initial splice point, after the ferrules are applied on the spare cable end and on the system cable end;

         o OTDR plots for all fibres shot in both directions at the final splice point, after the ferrules are applied on the laid cable end and on the system cable end;

         o    OTDR estimated splice losses for fibres in all joints;

         o    DC IR results for the initial splice and final splice;

         o    OTDR plots for all spare cable loaded.

         o OTDR plots for all recovered cable that will become new spare stock.

14.      JOINTING DETAILS
Excerpts from the Universal Jointing (UJ) Log for each joint attempted should be included as follows:

1)       The Provider's project/repair name/number;

2)       Joint identification;

3)       Jointer's names and titles;

4)       Cable types being jointed;

5)       Time and date of start and finish of armoured cable preparation (both ends);

6)       Time and date of start and finish of cable end preparation (both ends);

7)       Time and date of start and finish ferrule assembly & pressing (both ends);

8)       Time and date of start and finish of fibre package removal (both ends);

9)       Time and date of start and finish cascade clamp assembly (both ends);

10) Time and date of start and finish fibre splicing, including assembly of bobbin;

11) Time and date of start and finish fibre wrapping & assembly of pressure sleeve;

12)      Time and date of start and finish system testing;

13)      Time and date of start and finish moulding, including preparation;

14)      Time and date of start and finish X-ray, including preparation;

15)      Time and date of start and finish final assembly;

16)      Time and date of start and finish system testing;

17)      Total time for joint, excluding testing;

18) Remarks, including reasons for delays or failures, cutbacks, problems, etc.

15.  CHARTLET OF REPAIR AREA
         The Provider shall produce a chartlet of the repair area, pre and post repair, drawn to an appropriate scale to show the entire extent of the disturbed cable. The chartlet shall show the Latitude and Longitude of all significant events, using Degrees, Minutes and Tenths of Minutes. Northings and Eastings may be shown in addition to, but not in place of, Latitude and Longitude notation.
16.  RECORD OF GRAPNEL DRIVES
         All grapnel drives shall be identified on either the Chartlet (above) or SLD (below). The name of the drive (such as "HD-1" for Holding Drag
         One) shall be listed, and the grapnel type noted. The start and finish location and depth of each drive shall be noted; multiple drives at near-by locations may be combined, as long as the total number of drives is captured and reported. Include notation to indicate whether the drive was successful or not.
17.  STRAIGHT LINE DIAGRAMS
         Appropriate multiple SLDs shall be produced to show the section conditions before, during and after the repair. The SLD should contain the Latitude & Longitude and depth of each joint, along with the identification of the joints and the dates completed. Appropriate graphics should be used to indicate repeaters, joint housings, buoy placement, etc. If there is any possibility of confusion, such as for jobs requiring more than two joints, the direction of lay for the repaired cable should be noted on the SLD. The SLD should list cable (length and type) cut out, cable (length and type) laid in, and new section length. Any hardware (Repeaters, Branching Units, Joint Housings, transitions, etc.) removed or replaced shall be clearly identified.
18.  BUOY CONFIGURATION
         Include a drawing of the buoy configuration as used for the repair, noting depth, anchor(s) and rope types and lengths.
19.  OCEAN CURRENT INFORMATION
         For DP-equipped vessels, include a sketch that indicates ocean current velocity and direction changes during an average 24-hour period in the initial splice and final splice areas.
20.  CABLE RECORDS
         If possible, a new route position list (RPL) shall be created and all appropriate positions, depths, cable types and alter-courses for the repair area included in the new RPL. Also, if possible, electrical data for the changed section shall be included if similar information was on the original RPL. The new RPL shall be in the same general format as the original records as supplied by the Maintenance Authority. Additional requirements may be identified by the Owner, such as the inclusion of fibre colour and fibre type identification information.
21.  RECORD OF OCEAN PLANT LOADING AND OFF-LOADING
         Attach a record that details the identification, cable type, length and condition of each piece of cable loaded and off-loaded. All cable shall be OTDR tested after loading on board the Cable Ship, and after off-loading from the Cable Ship, and the plots included under "Testing Results" as described above. Any recovered line cable that is to be re-used in future repairs shall be labeled on both ends as to the location of it's original position within the system. This label shall include numbers indicating the kp position from a named repeater on either end of the span, and shall also list the colour code for the fibres (also at each end) within the cable piece. The report shall also include the original section location and length of any pieces of cable which are to be scrapped, but this scrap cable need not be specifically labelled. Additionally, a list of UJ kits loaded, used and off-loaded shall be included, noting the serial numbers if available. Include lists of any other plant loaded and/or off-loaded. A mini-SLD of recovered system cable may be included if many pieces are being returned to spare or for scrap.
22.  COPIES OF CORRESPONDENCE
         Include copies of any significant correspondence relating to the repair. Such items as pre-repair correspondence with the Owner and changes in plans may be appropriate.
23.  PHOTOGRAPHS
         If possible, include photographs of the cable damage and of any significant incidents which occurred during the repair.
24.  FISHING ACTIVITY
         Include a description of any fishing activity which was observed during the repair operations. This should include the number of fishing vessels observed, the type of fishing being conducted and an indication of the degree of risk that the fishing activity is likely to pose for the Owner's Cable in general and the area of the repair in particular, particularly if retro-burial was planned but was not successful. Similar details should be included in respect of any other relevant marine activity, e.g., anchoring close to the line of the Owner's Cable.

25.  MISCELLANEOUS
         Include any significant items not covered above.
26.  COMMENTS
         Include any helpful comments from the shipboard or cable terminal staff as appropriate.
27.  DIRECT MEASURES OF QUALITY
         Other information may be provided by the Provider in support of his performance in relation to the Direct Measures of Quality contained in Section F of this Specification.

                                   APPENDIX C9

                          CABLE REPAIR DATA MANAGEMENT

1. CABLE CHARTING

The Provider, in conjunction with the Owner, will liaise with the Owner's existing Charting Service provider, and employ software in a medium capable of delivering data in a form compatible with the GeoMedia-based system used by the Owner

2. CHROMATIC DISPERSION MANAGEMENT

2.1 In order to maintain the end-to-end Chromatic Dispersion (CD) operational window of +/- 50 ps/nm (at system commissioning), and to limit the effects of Four-wave mixing and other non-linear distortion factors, the Owner's System contains cable that includes mixtures of fibre types that are location-specific within each repeater span and within each equalisation block. The system line cable has directional characteristics as identified by the fibre colour code. Therefore, system cable that is recovered from previous repairs may not always be appropriate for use in subsequent repairs in the same segment, or in other segments of the Owner's System. Likewise, the original spare stock for the Owner's System may be specifically designed for use as spare in only one segment of a given system.
Furthermore, whenever a certain type of fibre is removed from a segment, it may need to be replaced with specific quantities of a mixture of spare cable containing the proper fibre types necessary to maintain the CD map within the system. This, along with the necessity to respect colour-coding of the fibres, will restrict the re-use of recovered line cable from previous repairs.

2.2 It is the responsibility of the Owner to select the proper spare cable (containing the appropriate mixture of fibre types) to be loaded for the repair. However, recognising that the Provider's shipboard engineers must control the jointing process, the means to select the necessary quantities of spare cable that will appropriately maintain the end-to-end CD operational window - the CD Management Tool - shall also be available on board the ship. This CD Management Tool shall be in the form of Excel-based spreadsheet macros which are attached to the Route Position List of the Owner's System. The Provider's shipboard engineer and the Owner's Representative will thus each have the capability to select the correct mixture of various cable pieces that contain the appropriate fibre types needed for the repair. The Provider shall ensure the proper application of this tool and its co-ordination in real-time with either the Owner's Shipboard Representative or with the FLAG Network Operations Centre.

2.3 The Provider shall also ensure that the labeling of each piece of cable loaded and off-loaded during the repair is preserved. Additionally, the Provider shall ensure that each piece of recovered line cable that is placed into spare stocks after completion of the repair is labeled as to where it was removed from in the system, noting section number and kp position (referenced to a named repeater) within the section. The Provider shall include this information in the Repair Completion Report (as described elsewhere in this Section of this Specification) in order to facilitate possible subsequent re-use of the recovered plant.

2.4 The Provider shall ensure that any recovered line cable that is to be re-used in future repairs is labeled on both ends as to the location of its original position within the system. This label shall include numbers indicating the kp position from a named repeater on either end of the span, and shall also list the colour code for the fibres (also at each end) within the cable piece. The Provider shall also ensure that the Repair Completion Report includes reference to the
                                                                  Page 82 of 106
original section location and length of any pieces which it is proposed be scrapped, though such scrap pieces need not be specifically labeled.

                               END OF APPENDIX C9

                                  APPENDIX C10
                               Cable Ship Schedule

                           [To be Provided Separately]

                           TECHNICAL SPECIFICATION FOR

                                 ***************

                      MARINE MAINTENANCE SERVICE AGREEMENT
                                     FOR THE
                          FLAG ATLANTIC-1 CABLE NETWORK

                       CABLE JOINTING AND TESTING SERVICES

D1 INTRODUCTION   1
D2 OVERVIEW       1
D3 JOINTING AND TESTING SERVICES TO BE PROVIDED   1


D1       INTRODUCTION

1.1 This Section defines the jointing and testing services to be provided to the Owner by the Provider.



D2       OVERVIEW

2.1 The services provided under this Section D shall comply with the standards proposed by the Provider and agreed by the Owner.

2.2 The Provider shall maintain the skills and expertise necessary to provide advice upon request to the Owner on all aspects of jointing and testing techniques applicable to the Owner's System.

2.3 The Provider shall maintain all equipment necessary to provide it with the capabilities required under this Section D.


D3   JOINTING AND TESTING SERVICES TO BE PROVIDED

3.1 The Provider shall provide all cable jointing services, to the applicable jointing specifications, for all types of cable used in the Owner's System. Specifically, cable jointing services shall include, but not be limited to:

     3.1.1 the capability of making transition joints and jointing of compatible cable into the Owner's System using Universal Jointing (UJ) technology, and if agreed by the Owner regarding their system Millennia Jointing (MJ) technology as applicable, either from a Cable Ship or a shallow-draft vessel or platform (eg., a barge) or on the beach;

     3.1.2 upon receiving six months advance notice from the Owner the Provider will provide the capability of making joints and jointing of compatible cable into a branched segment of the Owner's System using Universal Jointing or Millennia Jointing (if MJ previously agreed) technology as applicable during an in-service repair from a Cable Ship or a shallow-draft vessel or platform (eg., a barge) or on the beach;

     3.1.3 the maintenance of a supply of jointing piece-parts and jointing consumables at levels approved by the Owner.

3.2 Upon a request from the Owner, the Provider shall undertake the initial inspection of recovered faulty cable samples.

3.3 The Provider shall provide all cable testing services, to the applicable specifications, for the Owner's System. Specifically, cable testing services shall include, but not be limited to the capability for fault localisation including,

     (i) DC testing (resistance and insulation) and electrical pulse-echo testing within a section and where technically feasible, through Repeaters;

     (ii)  Optical Time Domain Reflectometer testing;

     (iii) cable electroding; and

     (iv)  optical power testing and measurement techniques.

3.4 In addition, the Provider's Cable Ship shall, as a minimum, provide the following when at sea on an Operation or during routine testing of Submersible
Plant:

     3.4.1 a person of sufficient seniority and qualifications to observe and ensure compliance with the agreed shipboard and terminal power safety procedures;

     3.4.2 qualified jointers who have been formally trained to perform jointing work on all the cable types used in the Owner's System, by a competent training authority. Sufficient jointers shall be provided to provide the relevant Cable Ship with 24-hour working capability and in no event shall any Cable Ship be provided with fewer than 2 qualified jointers.

    3.4.3 for all Repairs, a person with expertise in the use fault localisation and testing equipment and Power Feeding Equipment) available on such Cable Ship.

                                End of Section D

                           TECHNICAL SPECIFICATION FOR

                                 ***************

                      MARINE MAINTENANCE SERVICE AGREEMENT
                                     FOR THE
                          FLAG ATLANTIC-1 CABLE NETWORK

                              ROV BASIC FACILITIES


E1  INTRODUCTION...............................................................1
E2  GENERAL REQUIREMENTS.......................................................1
APPENDIX E1  ROV GENERIC PERFORMANCE SPECIFICATION.............................3




E1       INTRODUCTION

1.1 This Section defines the basic ROV facilities required to be provided by the Provider for provision of the Service.



E2       GENERAL REQUIREMENTS


2.1 Any ROV proposed by the Provider for use in support of the Service shall be capable of carrying out the following tasks and meeting the following general requirements.

         2.1.1   Initial fault localisation and inspection of cable and sea bed.

         2.1.2 Active and passive cable location, and cable tracking and burial depth determination

         2.1.3 Cutting of the cable, attachment of lines and recovery of cable ends.

         2.1.4   Inspection of repaired cable section.

         2.1.5   Cutting free ground ropes and other attachments to the cable.

         2.1.6   Burial of cables, initial and final splices.

         2.1.7   Cutting free fishing nets and other debris.

         2.1.8 Be permanently deployed aboard the Cable Ship or otherwise be capable of immediate mobilisation without prejudicing the ability of the Cable Ship to meet the mobilisation requirements detailed elsewhere in this Specification.

         2.1.9 Work at sea on a 24-hour basis limited only by safe working procedures.

2.2 The performance of the ROV shall be not less than that detailed in the generic performance specification attached as Appendix E1.


                                End of Section E

                               Appendix E1 follows

                                   APPENDIX E1

                      ROV GENERIC PERFORMANCE SPECIFICATION


                            DEDICATED ROV PARTICULARS


------------------------------------------------------- -----------------------------------------------------
CS Global Link                                          Pacific Scarab 1
------------------------------------------------------- -----------------------------------------------------
CS Global Mariner                                       Pacific Scarab 1
------------------------------------------------------- -----------------------------------------------------
CS Atlantida                                            Nerus II
------------------------------------------------------- -----------------------------------------------------
Normand Cutter                                          ST200
------------------------------------------------------- -----------------------------------------------------
Normand Clipper                                         ST200
------------------------------------------------------- -----------------------------------------------------






--------------------------------------------------------------------------------------------------------------------------------
                                        NEREUS II                      PACIFIC SCARAB                    TRITON ST200
--------------------------------------------------------------------------------------------------------------------------------
OPERATING DEPTH                           2,500m                           2,500m                           2,500m
--------------------------------------------------------------------------------------------------------------------------------
WEIGHT                                  19,100lbs                        10,500lbs                   13,800lbs w/o tracks
                                                                                                       17,000 w/ tracks
--------------------------------------------------------------------------------------------------------------------------------
MAXIMUM BOLLARD PULL                    2,200 lbs                        1,700 lbs                   2.2 kts. Flying Mode
                                                                                                      3.2 kts. w/tracks
--------------------------------------------------------------------------------------------------------------------------------
VEHICLE POWER                             200HP                            150HP                            200HP
--------------------------------------------------------------------------------------------------------------------------------
THRUSTERS                                   8                                7                                8
--------------------------------------------------------------------------------------------------------------------------------
CABLE TRACKING SYSTEM               TSS 340/350 System                Innovatum Ultra                 TSS 340/350 System
                                        Dual Track                                                        Dual Track
--------------------------------------------------------------------------------------------------------------------------------
CABLE CUTTER                   Webtool 5" wire rope cutter      Webtool 5" wire rope cutter      Webtool 5" wire rope cutter
--------------------------------------------------------------------------------------------------------------------------------
CABLE GRIPPER                 1 x Slingsby TA17 cable clamp,      Webtool w/specific jaws       1 x Slingsby TA17 cable clamp,
                                 cable diameter 15-100mm                                           cable diameter 15-100mm
                                 20,000kg max. line pull                                           20,000kg max. line pull
--------------------------------------------------------------------------------------------------------------------------------
MANIPULATORS                     2 x 7 function Schilling            2 x 7 function ISE            2 x 7 function Schilling
                                      `Conan' arms.                                                      `Orion' arms
--------------------------------------------------------------------------------------------------------------------------------
BURIAL DEPTH*                            1 meter                          1 meter                         1.5 meters
--------------------------------------------------------------------------------------------------------------------------------
CABLE CAPACITY                         Up to 400mm                      Up to 110mm                      Up to 360mm
--------------------------------------------------------------------------------------------------------------------------------
TRACKS AVAILABLE                           Yes                           Upgradable                          Yes
--------------------------------------------------------------------------------------------------------------------------------
LARS SYSTEM                               Crane                            Crane                     Telescopic `A' Frame
--------------------------------------------------------------------------------------------------------------------------------

      *Burial depth dependant on soil conditions.

                           TECHNICAL SPECIFICATION FOR

                                 ***************

                      MARINE MAINTENANCE SERVICE AGREEMENT
                                     FOR THE
                          FLAG ATLANTIC-1 CABLE NETWORK

                            PERFORMANCE REQUIREMENTS

F1 INTRODUCTION   1
F2 PERFORMANCE REQUIREMENTS     1
F3 PERIODIC REVIEW       3
APPENDIX F1 DIRECT MEASURES OF QUALITY    1



F1       INTRODUCTION

1.1 This Section defines the general performance requirements which the Provider will be expected to meet in the course of providing the Services. The associated Direct Measures of Quality (DMOQs) will form the basis upon which the Provider will be judged and upon which performance repayments - called "Credits"
- will become payable by the Provider.



F2       PERFORMANCE REQUIREMENTS

2.1 The Direct Measures of Quality against which the Provider's performance of the Services shall be judged are detailed in Appendix F1 of this Specification.

Failure to meet the Direct Measures of Quality

2.2 In the event that the compliance criterion in respect of a Direct Measure of Quality as defined in Appendix F1 is not met, the Provider shall:-

2.2.1 provide the Owner with a Miss Report in accordance with Section C of this Specification;

2.2.2 initiate appropriate corrective actions as necessary to ensure future achievement of the Direct Measure of Quality;

2.2.3 provide the Owner with a Corrective Action Report in accordance with Section C of this Specification;

2.2.4    record a Credit of the relevant amount shown in Appendix F1.

2.3 Notwithstanding the foregoing, the maximum yearly aggregate of the Credits assessed against the Provider on any Performance Reconciliation Date shall not exceed six percent (6%) of the Annual Fee for the relevant Contract Year (the "Credit Cap").

2.4 Missed DMOQ due to Force Majeure Events will not be assessed Credits as described in Section F2 (2.2.4) and shall not be considered for the determination of Credit nor for the purposes of a termination under Sub-Article 8(B).


BETTERING THE DIRECT MEASURES OF QUALITY

2.5 In the event that a Direct Measure of Quality is bettered sufficiently to satisfy the relevant Betterment Criterion defined in Appendix F1, the Provider shall:

2.5.1 provide the Owner with a Betterment Report in accordance with Section C of this Specification;

2.5.2 record a credit offset ("Credit Offset") equal to the amount of the relevant Credit shown in Appendix F1.

2.5.3 Notwithstanding the foregoing, the maximum yearly aggregate Credit Offset credited to the Provider on any Performance Reconciliation Date shall not exceed the Credits accrued as of such Performance Reconciliation Date ("Credit Offset Cap").

PERFORMANCE RECONCILIATION

2.6 At each anniversary of the first day of the Initial Term (or, as applicable, following termination of this Agreement) (the "Performance Reconciliation Date"), the Credits and Credit Offsets described in the foregoing paragraphs and relevant to the preceding 12 (twelve) months shall be reconciled, and there shall be either:

2.6.1 if the Credit exceeds the Credit Offset, a decrease in the Owner's next quarterly payment of the Annual Fee due following the Performance Reconciliation Date corresponding to the excess of the Credit over the Credit Offset, or

2.6.2 if the Credit Offset equals or exceeds the Credit, no change in the amount of said quarterly payment.

2.7 The Provider shall provide the Owner with a Performance Reconciliation Summary Report in accordance with Section C of this Specification.

2.8 Any payment due (by either Party) following termination of this Agreement shall be calculated and payable within ninety (90) days of the date of termination.

OWNER'S WAIVER

2.9 The Owner shall have the right, in respect of a specific Operation, to waive any or all of the Direct Measures of Quality detailed in Appendix F1 in relation to that Operation. In the event that the Owner does exercise such right of waiver, those Direct Measures of Quality so waived shall not be recorded for the purpose of determining the Provider's overall performance relating to the period during which such right of waiver was exercised. Any exercise of such right of waiver shall apply only to the Operation concerned. Such waiver shall not be applied to deny the Provider the ability to obtain a Credit Offset.

F3       PERIODIC REVIEW

3.1 Following the provision by the Provider of a Performance Reconciliation Summary Report in accordance with Section C of this Specification, the Provider shall, if so requested by the Owner, participate in a review of the performance achieved by the Provider in respect of the Direct Measures of Quality.

3.2 Such reviews shall have regard to whether the Provider's performance and other factors which may have changed subsequent to the Direct Measures of Quality being set together provide justification for modifying the Direct Measures of Quality. Any such modification shall require the agreement of the Provider and the Owner.

                                End of Section F
                               Appendix F1 follows

                                                                     APPENDIX F1

                       DIRECT MEASURES OF QUALITY (DMOQS)
---------------- -------------------- ------------------- ------------------------- ---------------------------
     DMOQ             CATEGORY            OBJECTIVE              COMPLIANCE                 BETTERMENT
      NO.                                   LEVEL                CRITERION                  CRITERION
---------------- -------------------- ------------------- ------------------------- ---------------------------
       1         Time to mobilize     24 Hours from       No time for a single      Any mobilization
                 Cable Ship and       receipt of Owner    occurrence exceeds 30     completed in less than 20
                 sail for a Repair    notification        hours except when         hours.
                 Operation                                vessel is already
                                                          undertaking a repair on
                                                          a Covered System
---------------- -------------------- ------------------- ------------------------- ---------------------------
       2         Transit Time         Average speed       At objective level        Any transit where average
                 Sea Buoy [pilotage   from Sea Buoy to                              speed is equal to or
                 excluded] to         repair site                                   greater than 14.5 knots
                 Repair Site only;    greater than or
                 return transit       equal to 13 knots
                 only if not an
                 Included Repair.
---------------- -------------------- ------------------- ------------------------- ---------------------------
       3         Time at Repair       5 Days for          At objective level        -    better than
                 site till final      repairs in depths                                  objective level
                 splice completed**   less than 1000
                                      meters
                                      7 Days for
                                      repairs in depths
                                      greater than 1000
                                      meters
---------------- -------------------- ------------------- ------------------------- ---------------------------


---------------- ----------------------- --------------------------
     DMOQ                CREDIT                CREDIT OFFSET
      NO.
---------------- ----------------------- --------------------------
       1         US$[*] for any Miss     US$[*] for any
                 in a year               betterment in a year




---------------- ----------------------- --------------------------
       2         US$[*] for any Miss     US$[*] for any
                 in a year               betterment in a year





---------------- ----------------------- --------------------------
       3         -    US$[*] for         -    US$[*] for any
                      first Miss in           betterment in any
                      any year;               year
                 -    US$[*] for
                      second and
                      subsequent
                      Misses in any
                      year.
---------------- ----------------------- --------------------------

*Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.


---------------- -------------------- ------------------- ------------------------- ---------------------------
     DMOQ             CATEGORY            OBJECTIVE              COMPLIANCE                 BETTERMENT
      NO.                                   LEVEL                CRITERION                  CRITERION
---------------- -------------------- ------------------- ------------------------- ---------------------------
4                ROV Availability     20 hours per 24     As Objective Level        -    Better than 22
                                      hours operation     e.g. ratio of                  hours per 24 hours
                                      to be accumulated   operational time to            operation to be
                                      over the relevant   (operational time +            accumulated over the
                                      periods of a        down time) > = 20/24           relevant periods of
                                      repair                                             a repair
---------------- -------------------- ------------------- ------------------------- ---------------------------
5                Time to issue        1 month from        As Objective Level                   N/A
                 completion report    completion of the
                 after the Repair     Repair
                 Operation
---------------- -------------------- ------------------- ------------------------- ---------------------------


---------------- ----------------------- --------------------------
     DMOQ                CREDIT                CREDIT OFFSET
      NO.
---------------- ----------------------- --------------------------
4                US$[*] for              US$[*] for any
                 any Miss in a year      betterment in a year




---------------- ----------------------- --------------------------
5                US$[*] per Miss         -        N/A



---------------- ----------------------- --------------------------

*Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

DIRECT MEASURE OF QUALITY DEFINITIONS

The following definitions are only for use with the DMOQs, and do not apply to the rest of the Agreement unless specifically defined in Article 1
         AVERAGE TRANSIT SPEED means the average sailed speed calculated from the time of the vessel leaving the Sea Buoy to arrival at repair location for each repair operation
         DAY means any day of the week.
         MISS means a performance not meeting the compliance criterion of a DMOQ.
         ROV AVAILABILITY means the ratio of ROV operational time to ROV (operational time + down time) accumulated over an Operation.
         TIME TO MOBILIZE MAINTENANCE VESSEL READY TO SAIL FOR A REPAIR OPERATION means the time measured from the time the Provider is notified by the Owner of the requirement for a repair to the time the Cable Ship departs its berth; or if delayed for a reason outside the control of the Provider, the time the Cable Ship's Master and Engineer in Charge certify that the Cable Ship is in all respects ready to sail for an Operation.
         TIME AT REPAIR SITE** means the time measured from the time the Provider arrives at the repair site to the completion of the final splice and return of Power Control to the cable stations. This assumes a repair with two splices, an initial splice and a final splice. An additional 1.5 days shall be allowed for each additional splice necessary to complete the repair, however this additional time shall not apply in the case that the same splice has to be performed more than once (i.e. splice cut out and re-done). Excludes any testing time from the terminals on any splice and post repair burial of cables. WEEK means a calendar week
         YEAR means a Contract Year.

Note: DMOQs will  not apply in any of the following situations:

o     When specifically waived in writing by the Owner.
o For shallow water repairs requiring the use of specialized vessels and equipment, and / or landing a new shore end. (DMOQ's 1,3,&4)
o Non-issuance or delayed issuance of Marine Operations Permits that have been properly and timely applied for.
o     DMOQ No. 3 for In Service Repairs
o When the repair is subject to scheduling input or other control from fishermen, government agencies, or other Person that may have jurisdiction at the Operation site; and such influence from a Person reasonably affects the Provider's ability to meet the DMOQ. (DMOQ No.3 only).
o DMOQ No. 1 when specialized equipment or vessels are required to be mobilized for a repair involving the recovery and burial of cable buried to greater than 1.5 meters.
o     As otherwise expressly provided in this Agreement.

Note: The DMOQ targets shall be extended for any of the following situations:

o An extension of DMOQ No. 3 shall be granted for delays in cable cutting and recovery operations in areas where the Owner's System is buried to a depth of greater than 1.5 meters. Such extension shall be equal to the time actually spent in the cable cutting and recovery operation, including ROV time, grapnel runs, etc.
o An extension of DMOQ No. 3 will be allowed for delays due to inaccuracies of the reported fault location. Such extension shall be equal to the time spent from the discovery of the inaccuracy of the fault location until the fault is recovered aboard the Cable Ship. This extension shall not apply if the estimated fault location is within plus or minus two kilometers of the actual fault and within the same span.
o An extension of DMOQ No. 1 shall be allowed for loading spare cable if necessary, contingent on satisfying the following conditions: (1) loading operations commence within 10 hours of the time notified to mobilize for an Operation, and (2) loading rates for armored and unarmored cables average 1.5 & 3.5 Km per hour respectively.
o An extension for DMOQ No. 2 shall be allowed for weather and sea conditions above Beaufort Force 6 and Sea State 5.
o     As otherwise expressly provided in this Agreement.

                           TECHNICAL SPECIFICATION FOR

                                 ***************

                      MARINE MAINTENANCE SERVICE AGREEMENT
                                     FOR THE
                          FLAG ATLANTIC-1 CABLE NETWORK

                                QUALITY ASSURANCE

G1 INTRODUCTION   1
G2 APPLICATION    1
G3 TERMS AND DEFINITIONS   1
G4 QUALITY ASSURANCE REQUIREMENTS   1


G1       INTRODUCTION

1        This section explains the Provider's quality assurance processes for the provision of certain of the Services.

G2       APPLICATION

2        This Section G shall apply to the Provider's services supplied under the Agreement.

G3       TERMS AND DEFINITIONS

3        Terms pertinent to quality assurance in general appear in ISO 8402:
1994 (Quality Management and Quality Assurance Vocabulary) and Appendix A2 of Section A of this Specification.

G4       QUALITY ASSURANCE REQUIREMENTS

4.1 The Provider shall provide the Services in such a manner that it in all material respects conforms to the Agreement. In doing so Provider shall:

         4.1.1 At all times be responsible for the compliance of all applicable Services supplied under the Agreement with the Provider's quality processes.

         4.1.2 Maintain ISO 9001:1994 or equivalent certification and participate in QUALTRAK performance reporting in respect of jointing services.

         4.1.3 Provide reasonable access to the Owner's premises, including ships, where the requirements of the Agreement are being discharged for the purpose of inspection. Information relevant to the Agreement shall be made accessible. The Owner shall endeavor to give at least ten (10) working days notice before any such visit. Such visits shall be limited to twice annually. Additional visits will be allowed in the case where a corrective action was implemented due to the failure to meet a DMOQ.

         4.1.4 Provide copies of high-level process flows and narratives, and subsequent amendments, related to the provision of the Services. Such copies shall be subject to the Non-disclosure Agreement between the parties. The Provider reserves the right to provide access to view any portions of these documents they deem sensitive, and are not required to provide copies of those portions.

                                End of Section G

[TyCom Logo]
                                                                  CS GLOBAL LINK

                        TECHNICAL SPECIFICATION SECTION H
                        CABLE SHIP AND ROV SPECIFICATIONS



     GENERAL
        Flag:                                     United States
        Year Built:                               1990
        Range:                                    10,000 nautical miles or 60 days
        Accommodations:                           138 personnel
        Service Speed:                            15 knots
        Length Overall:                           145.66 m (477.89 ft)
        Length between Perpendiculars:            130.88 m (429.40 ft)
        Molded Beam:                              21.6 m (70.87 ft)
        Depth:                                    11.3 m (37.07 ft)
        Design Draft:                             8.08 m (26.51 ft)
        Displacement:                             16,375 MT (16,118 LT)
        Net Registered Tonnage:                   3,960
        Gross Registered Tonnage                  13,201
        Deadweight:                               7,900 MT (7,770 LT)
        Classifications: (USCG)                   Unrestricted Ocean Service
                         (ABS)                    +A 1 (E), + AMS, +ACCU

     PROPULSION & MANEUVERING EQUIPMENT
        Type:                                     Diesel Electric
        Main Engines:                             3 x Wartsila VASA 12V32D 5,950 BHP
        Main Propulsion Motors:                   2 x General Electric 4,700 BHP,
                                                  Geared to one centerline shaft
        Main Propeller:                           1 x Fixed Pitch, 3.8m (12.5 ft) Diameter
        Bow Thruster:                             2 x 1970 HP Tunnel, CP Propellers
        Stern Thruster:                           2 x 1750 HP Azthmuthing, FP Propellers
        Steering Gear:                            1 x Electro-Hydraulic Rotary Vane
        Dynamic Positioning:                      Simrad SDP 21

     GENERATORS
        Main Propulsion:                          3 x 3,750 kW
        Auxiliary:                                2 x 900 kW
        Emergency:                                1 x 300 kW

     CAPACITIES
        Cable Tanks, Main                         3 x 1,086 cubic meters (38,400 cubic ft) each
        Cable Tanks, Auxiliary                    4 x 41 cubic meters (1,450 ft) each
        Cable Deadweight                          6,098 MT (6,000 LT)
        Fresh Water:                              439 MT (432 LT)
        Fuel Oil:                                 1,908 MT (1,878 LT)
        SW Ballast:                               3,724 MT (3,665 LT)

     CABLE HANDLING EQUIPMENT
        Stern Linear Cable Engine:                1 x Bell Labs/Western Gear Tractor  type
        Bow Drum Cable Engine:                    2 x Dowty 3.7 m (12 ft) diam., 1.1 m (3.5 ft) drum
                                                  width with fleeting ring & knives
        Dynamometers:                             3 x WAMAC Roller Type
        Draw Off / Hold Back:                     2 x Caley tracked type
        Bow Sheaves                               2 x 3 m (10 ft) diam.

[TyCom Logo]                                                   CS GLOBAL MARINER



     GENERAL
        Flag:                                     United States
        Year Built:                               1993
        Range:                                    10,000 nautical miles or 60 days
        Accommodations:                           94 personnel
        Service Speed:                            13.8 knots
        Length Overall:                           151.541m  (497' 03.2")
        Length between Perpendiculars:            130.747m (428' 11.5")
        Molded Beam:                              21.6 m (70.87 ft)
        Depth:                                    11.3 m (37.07 ft)
        Design Draft:                             7.8 m (25' 07.1")
        Displacement:                             15,638 MT (15390 LT)
        Net Registered Tonnage:                   3,755
        Gross Registered Tonnage                  12,518
        Deadweight:                               8396 MT (8,264 LT)
        Classifications: (USCG)                   Unrestricted Ocean Service
                         (ABS)                    +A 1 (E), + AMS, +ACCU

     PROPULSION & MANEUVERING EQUIPMENT
        Type:                                     Diesel Electric
        Main Engines:                             3 x 9R23D Wartsila, 2900 kW each
        Bow Thruster:                             2 x 1970 HP Tunnel, CP Propellers
        Stern Thruster:                           2 x 4155HP Azthmuthing, CP Propellers
        Dynamic Positioning:                      Simrad SDP 21

     GENERATORS
        Main Propulsion:                          3 x 3,750 kW
        Auxiliary:                                2 x 900 kW
        Emergency:                                1 x 300 kW



     CAPACITIES
        Cable Tanks, Main                         2 x 1,086 cubic meters (38,400 cubic ft) each
        Cable Tanks, Auxiliary                    2 x 41 cubic meters (1,450 cubic ft) each
                                                  1 X 364.7 cubic meters (12,880 cubic feet)
        Cable Deadweight                          4999 MT (4920 LT)
        Fresh Water:                              464 MT (457 LT)
        Fuel Oil:                                 1,845 MT (1,816LT)
        SW Ballast:                               3,724 MT (3,665 LT)

     CABLE HANDLING EQUIPMENT
        Stern Linear Cable Engine:                1 x Dowty 21 Pair rubber tire
        Bow Drum Cable Engine:                    2 x Dowty 3.5 m (11.5 ft) diam., 1.0 m (3.28 ft)
                                                  drum width with fleeting ring & knives
        Dynamometers:                             3 x WAMAC Roller Type
        Draw Off / Hold Back:                     2 x Caley tracked type
        Bow Sheaves                               2 x 3 m (10 ft) diameter.

 [TyCom Logo]                                                       BC ATLANTIDA




     GENERAL
        Flag:                                     Spain
        Year Built:                               1987
        Range:                                    6,800 Nautical Miles
        Accommodations:                           55
        Service Speed:                            15 knots
        Length Overall:                           114m
        Length between Perpendiculars:            99.0 m
        Molded Beam:                              18.5m
        Depth:                                    11.8 m
        Design Draft:                             6.5m
        Displacement:                             7,854 MT
        Net Registered Tonnage:                   2,212 ton
        Gross Registered Tonnage                  7,374 tons
        Deadweight:                               3,800 tonnes
        Classifications: (Bureauveritas)          +I 3/3 Espaecial Service / Cable Layer Ice
                                                  3 Aut - Port, Deep Sea, RMC-V

     PROPULSION & MANEUVERING EQUIPMENT
        Type:                                     2 x FPP. 4 Blades Electrically Driven
        Main Engines:                             3 x 1760 KW SULZER
        Bow Thruster:                             1 Aczimutal Set Pump 825 KW
        Stern Thruster:                           1 Tunnel Thurster CPP Propeller 550 KW
        Dynamic Positioning:                      SIMRAD ADP 701

     GENERATORS
        Main Propulsion:                          3 x SIEMENS 1700 KW
        Auxiliary:                                21 x SIEMENS 730 KW
        Emergency:                                1 x 177 KW



     CAPACITIES
        Cable Tanks, Main                         1500 cubic m
        Cable Tanks, Auxiliary                    120 cubic m
        Cable Deadweight                          2547 ton
        Fresh Water:                              325 cubic m
        Fuel Oil:                                 670 cubic m DIESEL OIL
        SW Ballast:                               1326 cubic m

     CABLE HANDLING EQUIPMENT
        Stern Linear Cable Engine:                1 x 10 ton. DOWTY 12 Pair Wheel
        Bow Drum Cable Engine:                    2 x 3.5 m diam. 40 ton
        Dynamometers:                             2 ( 0-10 ton; 0-40 ton )
        Draw Off / Hold Back:                     2 ( 2 ton; 4 ton ) DOWTY.
        Bow Sheaves                               2

[TyCom Logo]                                                      NORMAND CUTTER
[Solstad Shipping A/S Logo]


     GENERAL
        Flag:                                     Norway
        Year Built:                               2001
        Range:                                    6,000 nautical miles or 40 days
        Accommodations:                           70 personnel
        Service Speed:                            15.8 knots
        Length Overall:                           127.50 m
        Length between Perpendiculars:            112.20 m
        Molded Beam:                              23.40 m
        Depth:                                    12.00 m
        Design Draft:                             7.20 m
        Displacement:
        Net Registered Tonnage:
        Gross Registered Tonnage                  12,101 GT
        Deadweight:                               7,200 MT

     PROPULSION & MANEUVERING EQUIPMENT
        Type:                                     Diesel Electric
        Main Engines:                             4 x 5,000 kVA generator sets.  3300/6600V at 60Hz
                                                  600/720rpm.
        Main Propulsion Motors:                   2 x 5,300 BHP (3900kW) AC, asynchronous, water-cooled.
        Main Propeller:                           2 x Fixed Pitch, 4.0m Diameter
        Forward Thrusters:                        2 x 2000 BHP Tunnel
                                                  1 x 2000 BHP Retr. Azimuth
        Aft Thrusters:                            2 x 1600 BHP Tunnel
        Steering:                                 2 spade flap rudders.
                                                  2 steering gears for parallel and split running.
        Dynamic Positioning:                      Fully redundant dua computer DP/tracking system
                                                  (DP-class II)

     GENERATORS
        Main Propulsion:                          4 x 5,000 kW
        Auxiliary:                                1 x 1250 kW
        Emergency:                                1 x 175 kW

     CAPACITIES
        Cable Tanks, Main                         2 x 1,560 cubic meters each
        Cable Tanks, Auxiliary                    2 x 120 cubic meters each
        Cable Deadweight                          6,000 LT
        Fresh Water:                              700 cubic meters
        Fuel Oil:                                 3000 cubic meters
        SW Ballast:                               4200 cubic meters

     CABLE HANDLING EQUIPMENT
        Cable Engines:                            1 x 20t Stern Linear
                                                  1 x 25-30t Stern Drum
        Draw Off / Hold Back:                     1 x 6t winch
        Stern Sheaves                             2

[TyCom Logo]                                                     NORMAND CLIPPER
[Solstad Shipping A/S Logo]


     GENERAL
        Flag:                                     Norway
        Year Built:                               2001
        Range:                                    6,000 nautical miles or 40 days
        Accommodations:                           70 personnel
        Service Speed:                            15.8 knots
        Length Overall:                           127.50 m
        Length between Perpendiculars:            112.20 m
        Molded Beam:                              23.40 m
        Depth:                                    12.00 m
        Design Draft:                             7.20 m
        Displacement:
        Net Registered Tonnage:
        Gross Registered Tonnage                  12,101 GT
        Deadweight:                               7,200 MT

     PROPULSION & MANEUVERING EQUIPMENT
        Type:                                     Diesel Electric
        Main Engines:                             4 x 5,000 kVA generator sets.  3300/6600V at 60Hz
                                                  600/720rpm.
        Main Propulsion Motors:                   2 x 5,300 BHP (3900kW) AC, asynchronous, water-cooled.
        Main Propeller:                           2 x Fixed Pitch, 4.0m Diameter
        Forward Thrusters:                        2 x 2000 BHP Tunnel
                                                  1 x 2000 BHP Retr. Azimuth
        Aft Thrusters:                            2 x 1600 BHP Tunnel
        Steering:                                 2 spade flap rudders.
                                                  2 steering gears for parallel and split running.
        Dynamic Positioning:                      Fully redundant dua computer DP/tracking system
                                                  (DP-class II)

     GENERATORS
        Main Propulsion:                          4 x 5,000 kW
        Auxiliary:                                1 x 1250 kW
        Emergency:                                1 x 175 kW

     CAPACITIES
        Cable Tanks, Main                         2 x 1,560 cubic meters each
        Cable Tanks, Auxiliary                    2 x 120 cubic meters each
        Cable Deadweight                          6,000 LT
        Fresh Water:                              700 cubic meters
        Fuel Oil:                                 3000 cubic meters
        SW Ballast:                               4200 cubic meters

     CABLE HANDLING EQUIPMENT
        Cable Engines:                            2 x 25-30t Stern Drum
        Draw Off / Hold Back:                     1 x 6t winch
        Stern Sheaves                             2

                            DEDICATED ROV PARTICULARS


------------------------------------------------------- -----------------------------------------------------
CS Global Link                                          Pacific Scarab 1
------------------------------------------------------- -----------------------------------------------------
CS Global Mariner                                       Pacific Scarab 1
------------------------------------------------------- -----------------------------------------------------
CS Atlantida                                            Nerus II
------------------------------------------------------- -----------------------------------------------------
Normand Cutter                                          ST200
------------------------------------------------------- -----------------------------------------------------
Normand Clipper                                         ST200
------------------------------------------------------- -----------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                         NEREUS II                      PACIFIC SCARAB                    TRITON ST200
---------------------------------------------------------------------------------------------------------------------------------
OPERATING DEPTH                            2,500m                           2,500m                           2,500m
---------------------------------------------------------------------------------------------------------------------------------
WEIGHT                                   19,100lbs                        10,500lbs                   13,800lbs w/o tracks
                                                                                                        17,000 w/ tracks
---------------------------------------------------------------------------------------------------------------------------------
MAXIMUM BOLLARD PULL                     2,200 lbs                        1,700 lbs                   2.2 kts. Flying Mode
                                                                                                       3.2 kts. w/tracks
---------------------------------------------------------------------------------------------------------------------------------
VEHICLE POWER                              200HP                            150HP                            200HP
---------------------------------------------------------------------------------------------------------------------------------
THRUSTERS                                    8                                7                                8
---------------------------------------------------------------------------------------------------------------------------------
CABLE TRACKING SYSTEM                TSS 340/350 System                Innovatum Ultra                 TSS 340/350 System
                                         Dual Track                                                        Dual Track
---------------------------------------------------------------------------------------------------------------------------------
CABLE CUTTER                    Webtool 5" wire rope cutter      Webtool 5" wire rope cutter      Webtool 5" wire rope cutter
---------------------------------------------------------------------------------------------------------------------------------
CABLE GRIPPER                  1 x Slingsby TA17 cable clamp,      Webtool w/specific jaws       1 x Slingsby TA17 cable clamp,
                                  cable diameter 15-100mm                                           cable diameter 15-100mm
                                  20,000kg max. line pull                                           20,000kg max. line pull
---------------------------------------------------------------------------------------------------------------------------------
MANIPULATORS                      2 x 7 function Schilling            2 x 7 function ISE            2 x 7 function Schilling
                                       `Conan' arms.                                                      `Orion' arms
---------------------------------------------------------------------------------------------------------------------------------
BURIAL DEPTH                              1 meter                          1 meter                         1.5 meters
---------------------------------------------------------------------------------------------------------------------------------
CABLE CAPACITY                          Up to 400mm                      Up to 110mm                      Up to 360mm
---------------------------------------------------------------------------------------------------------------------------------
TRACKS AVAILABLE                            Yes                           Upgradable                          Yes
---------------------------------------------------------------------------------------------------------------------------------
LARS SYSTEM                                Crane                            Crane                     Telescopic `A' Frame
---------------------------------------------------------------------------------------------------------------------------------

                                End of Section H

                                ANNEX E Section I
                        BEAUFORT WIND SCALE AND SEA STATE

                           [To be Provided Separately]

                                                                         ANNEX F

                                  FEE SCHEDULE


F1       SEAHORSE Atlantic Fee Schedule

1.1      The Annual Fee for the FLAG Atlantic-1 system is as follows:


------------------------------- -------------------------------------
Contract Year 1                 US$ [*]
------------------------------- -------------------------------------
Contract Year 2                 US$ [*]
------------------------------- -------------------------------------
Contract Year 3                 US$ [*]
------------------------------- -------------------------------------
Contract Year 4                 US$ [*]
------------------------------- -------------------------------------
Contract Year 5                 US$ [*]
------------------------------- -------------------------------------


1.1.1 Coverage of additional segments as described in Annex B (F), and agreed by the Parties, shall increase the Annual Fee by US$[*] per kilometer added in the segments, unless otherwise agreed.

1.2 FLAG Atlantic-1 will be entitled to a maximum of [*] ([*]) Included Repairs per Contract Year. This includes repairs to the Shallow Water Plant.

1.3 The fee for the first Quarter of the first Contract Year of the Agreement (taking into account any pro rata adjustment per Sub-Article 6A) and last Quarter of the last Contract Year, shall be prorated in accordance with the actual number of days in such Quarter included in the Initial Term.

1.4 The Annual Fee set forth above includes an annual [*] percent ([*]%) increase after the first year.

1.5 The fee for the fourth Quarter of the first Contract Year of the Agreement will be reduced by an amount equal to the Down Payment.

1.6 The Repair Rate (for each repair exceeding the included amount) shall be $[*] per day. The Repair Rate shall be inclusive of Mobilization, Demobilization, Transit and Unworkable Weather days.

1.7 The costs of Shallow Water Plant repairs (for each such repair exceeding the amount of Included Repairs) will be billed to the Owner as Flow Through Expense. This includes the cost of any shallow water platforms, Deep Burial tools, and civil works seaward of the Beach Manhole.

1.8 The vessel rate during a warranty repair shall be $[*] per day plus reasonable expenses for shipping and handling of materials and equipment actually incurred in the performance of such warranty repair. Such expenses shall be reported by the Provider to the Owner within a reasonable time after completion of the warranty repair. The Owner at its option may choose to include the repair as an Included Repair or reimburse the Provider in accordance with this paragraph. The

-----------------------
*Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

Owner shall provide the Provider notice of its intention to include or not include the warranty repair within the Included Repair within 15 days of determination of the validity of the Warranty Claim.

1.9 The Daily Rate (for Related Maintenance) for Ship and ROV shall be $[*] per day. The Daily Rate shall be inclusive of Mobilization, Demobilization, Transit and Unworkable Weather days.

F2       FLOW THROUGH EXPENSE

2.1 The Fees above do not include the following expenses, which the Owner shall pay as Flow-Through Expenses:

[*]


END OF DOCUMENT

----------------------
* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.
                                                                 Page 106 of 106